UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report  (Date of the earliest event reported)  June
17, 2005


                    Lifetime Brands, Inc
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




  0-19254                          11-2682486
 (Commission File Number)         (IRS Employer Identification No.)


One Merrick Avenue, Westbury, New York                11590
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (516)683-6000


               LIfetime Hoan Corporation
(Former name or former address, if changed since last report)


Item 1.01.  Entry into a Material Definitive Agreement

On June 17, 2005, Lifetime Brands, Inc announced it has signed an agreement to acquire the business and certain assets of The Pfaltzgraff Co. ("Pfaltzgraff"), one of America's leading designers and marketers of dinnerware and tabletop accessories for the home. Established in 1811, Pfaltzgraff had sales in 2004 of approximately $148 million. Its products are broadly distributed through retail chains and sold through company-owned factory stores as well as through Internet and catalog operations. Assuming that the transaction closes in July, Lifetime expects the Pfaltzgraff business to contribute approximately $72 million in revenues in 2005 and to be nominally profitable for the year. The transaction is subject to customary closing conditions and adjustments. Lifetime expects to fund the transaction through its credit facility.


Item 9.01.  Financial Statements and Exhibits

  c)   Exhibits

     99 - The Asset Purchase Agreement dated as of June 17, 2005 by and among The Pfaltzgraff Co., The Pfaltzgraff Manufacturing Co., Pfaltzgraff Investment Co. and The Pfaltzgraff Outlet Co. and Lifetime Brands, Inc., PFZ Acquisition Corp. and PFZ Outlet Retail, Inc.



                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:       /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  June 23, 2005

EXHIBIT 99


                  ASSET PURCHASE AGREEMENT

                        by and among

                    THE PFALTZGRAFF CO.,
             THE PFALTZGRAFF MANUFACTURING CO.,
               PFALTZGRAFF INVESTMENT CO. and
                 THE PFALTZGRAFF OUTLET CO.

                             and

                   LIFETIME BRANDS, INC.,
                  PFZ ACQUISITION CORP. and
                  PFZ OUTLET RETAIL , INC.

                  dated as of June 17, 2005




ARTICLE 1: DEFINITIONS; CONSTRUCTION                      1
     1.1  DEFINITIONS                                     1
     1.2  OTHER DEFINITIONS                               8
     1.3  CONSTRUCTION                                   10

ARTICLE 2: PURCHASE AND SALE OF ASSETS                   11
     2.1  AGREEMENT TO PURCHASE AND SELL                 11
     2.2  ASSETS                                         11
     2.3  EXCLUDED ASSETS                                12
     2.4  ASSUMPTION OF ASSUMED LIABILITIES              13
     2.5  EXCLUDED LIABILITIES                           13

ARTICLE 3: PURCHASE PRICE AND METHOD OF PAYMENT          14
     3.1  PURCHASE PRICE                                 14
     3.2  PAYMENT OF PURCHASE PRICE; HOLDBACK            14
     3.3  ALLOCATION OF CERTAIN ITEMS                    15
     3.4  PAYMENTS                                       16
     3.5  TAX ALLOCATION                                 16
     3.6  WORKING CAPITAL ADJUSTMENT                     16
     3.7  NON-CONTINUING STORES                          18
     3.8  CERTAIN PAYMENTS RELATED TO ASSUMED CONTRACTS  18

ARTICLE 4: THE CLOSING                                   19
     4.1  CLOSING                                        19
     4.2  CLOSING DELIVERIES                             19
     4.3  NONASSIGNABILITY OF CONTRACTS                  21

ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF SELLERS     22
     5.1  ORGANIZATION                                   22
     5.2  AUTHORITY; NON-CONTRAVENTION                   22
     5.3  NO CONSENTS                                    23
     5.4  TAX MATTERS                                    23
     5.5  FINANCIAL STATEMENTS; ACCOUNTS RECEIVABLE;
             INVENTORY                                   23
     5.6  ABSENCE OF UNDISCLOSED LIABILITIES             24
     5.7  LEGAL PROCEEDINGS                              24
     5.8  COMPLIANCE WITH LAWS; LICENSES                 24
     5.9  TITLE TO ASSETS                                25
     5.10 CONTRACTS                                      25
     5.11 INTELLECTUAL PROPERTY                          27
     5.12 EMPLOYEES                                      28
     5.13 LABOR AND EMPLOYMENT MATTERS                   28
     5.14 ABSENCE OF CERTAIN CHANGES                     29
     5.15 BROKERS                                        29
     5.16 INSURANCE                                      29
     5.17 ENVIRONMENTAL MATTERS                          29
     5.18 REAL PROPERTY                                  30
     5.19 RELATED PARTY TRANSACTIONS; FOREIGN CORRUPT
             PRACTICES ACT                               31
     5.20 EMPLOYEE PLANS                                 32
     5.21 PRODUCT WARRANTY                               32
     5.22 SUFFICIENCY OF ASSETS                          32
     5.23 DISCLOSURE                                     32

ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF BUYERS AND
           LIFETIME                                      32
     6.1  ORGANIZATION                                   32
     6.2  NO VIOLATION                                   33
     6.3  ENFORCEABLE AGREEMENT                          33
     6.4  NO BROKERS                                     34
     6.5  LITIGATION AND REGULATORY PROCEEDINGS          34
     6.6  CONSENTS AND APPROVALS                         34
     6.7  FUNDS                                          34
     6.8  INDEPENDENT REVIEW                             34

ARTICLE 7: COVENANTS OF THE PARTIES                      35
     7.1  FURTHER ASSURANCES; POST-CLOSING COOPERATION.  35
     7.2  CONDUCT OF BUSINESS                            36
     7.3  EMPLOYEES                                      39
     7.4  ACCESS TO OPERATIONS                           42
     7.5  COMMERCIALLY REASONABLE EFFORTS                43
     7.6  TRANSFER TAXES                                 43
     7.7  PUBLICITY                                      44
     7.8  EXPENSES                                       44
     7.9  BULK SALES                                     44
     7.10 APPLICATIONS FOR BUYER LICENSES                44
     7.11 DC LEASES AND FLEMINGTON LEASE                 44
     7.12 COOPERATION BY SELLERS                         45

ARTICLE 8: CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES  45
     8.1  GOVERNMENT APPROVALS                           45
     8.2  LEGAL ACTION                                   45

ARTICLE 9: CONDITIONS TO THE OBLIGATIONS OF BUYERS AND
              LIFETIME                                   45
     9.1  REPRESENTATIONS AND WARRANTIES OF SELLERS      46
     9.2  PERFORMANCE OF OBLIGATIONS OF SELLERS          46
     9.3  SELLER CLOSING CERTIFICATE                     46
     9.4  ANCILLARY AGREEMENTS                           46
     9.5  CORPORATE AUTHORIZATION                        46
     9.6  REQUIRED CONSENTS                              46
     9.7  FIRPTA CERTIFICATES                            47
     9.8  LICENSES                                       47
     9.9  NO ACTIONS OR ORDERS                           47
     9.10 PURCHASE ORDER UPDATE                          47
     9.11 NO LIENS                                       47

ARTICLE 10:CONDITIONS TO THE OBLIGATIONS OF SELLERS      47
     10.1 REPRESENTATIONS AND WARRANTIES OF BUYER AND
             LIFETIME                                    48
     10.2 PERFORMANCE OF OBLIGATIONS OF BUYER AND
             LIFETIME                                    48
     10.3 BUYER CLOSING CERTIFICATE                      48
     10.4 ANCILLARY AGREEMENTS                           48
     10.5 CORPORATE AUTHORIZATION                        48

ARTICLE 11:INDEMNIFICATION                               48
     11.1 INDEMNIFICATION OBLIGATIONS OF SELLERS         48
     11.2 INDEMNIFICATION OBLIGATIONS OF BUYER           49
     11.3 NOTICE OF CLAIMS                               49
     11.4 PROCEDURE FOR THIRD PARTY CLAIMS               50
     11.5 CLAIMS PERIOD                                  52
     11.6 LIMITATIONS                                    53
     11.7 INVESTIGATIONS                                 53
     11.8 OFFSET FOR INSURANCE RECOVERIES AND TAX
             BENEFITS                                    53
     11.9 CONSEQUENTIAL DAMAGES                          54
     11.10 EXCLUSIVE REMEDY                              54
     11.11 PARENT AGENCY                                 54
     11.12 TAX TREATMENT OF INDEMNITY PAYMENTS           54

ARTICLE 12:TERMINATION                                   54
     12.1 TERMINATION                                    54
     12.2 EFFECT OF TERMINATION                          55

ARTICLE 13:MISCELLANEOUS                                 56
     13.1 ENTIRE UNDERSTANDING                           56
     13.2 WAIVER AND AMENDMENT                           56
     13.3 HEADINGS                                       56
     13.4 COUNTERPARTS                                   56
     13.5 INTERPRETATION                                 56
     13.6 NOTICES                                        56
     13.7 ASSIGNMENT; SUCCESSORS IN INTEREST             57
     13.8 CONSTRUCTION                                   58
     13.9 CONTROLLING LAW                                58
     13.10 DISPUTE RESOLUTION; JURISDICTION; SPECIFIC
              PERFORMANCE                                58
     13.11 NO THIRD PARTY BENEFICIARIES                  59
     13.12 LIFETIME GUARANTEE OF BUYER OBLIGATIONS       59
LIST OF EXHIBITS:

Exhibit 4.2(a)(i)   Form of Bills of Sale
Exhibit 4.2(a)(ii)  Form of Assignment and Assumption
   Agreements
Exhibit 4.2(a)(iii) Form of Assignment and Assumption of
   Leases
Exhibit 4.2(a)(iv)  Form of Assignment of Trademarks
Exhibit 4.2(a)(v)   Form of Assignment of Copyrights
Exhibit 4.2(a)(x)   Form of Assignment of Domain Names

LIST OF SCHEDULES:

Schedule 1.1(a)     Designated Stores
Schedule 1.1(b)     Domain Names
Schedule 1.1(c)     Key Stores
Schedule 1.1(d)     Net Working Capital
Schedule 1.1(e)     Permitted Liens
Schedule 1.1(f)     Sellers' Knowledge
Schedule 1.1(g)     Buyers' Knowledge
Schedule 2.2(b)     Personal Property
Schedule 2.2(c)     Assumed Contracts
Schedule 2.2(d)     Personal Property Leases
Schedule 2.2(e)     Real Property Leases
Schedule 2.3(g)     Certain Litigation
Schedule 2.3(h)     Certain Excluded Assets
Schedule 3.5        Tax Allocation
Schedule 5.3        Consents
Schedule 5.5(a)     Financial Statements
Schedule 5.5(d)     Certain Products Liability Matters
Schedule 5.7        Legal Proceedings
Schedule 5.8(a)     Compliance with Laws
Schedule 5.8(b)     Licenses
Schedule 5.10(a)    Contracts
Schedule 5.11(a)(i) Owned I.P. Rights
Schedule 5.11(a)(ii)Licensed I.P. Rights
Schedule 5.11(c)    Software
Schedule 5.11(d)    Certain Intellectual Property Litigation
Schedule 5.11(e)    Design Licenses
Schedule 5.12       Certain Employees
Schedule 5.15       Sellers' Brokers
Schedule 5.16       Insurance
Schedule 5.17(a)    Environmental Matters
Schedule 5.17(b)    Releases of Hazardous Materials
Schedule 5.18       Leased Real Property
Schedule 5.19(a)    Related Party Transactions
Schedule 5.20       Employee Plans
Schedule 5.21       Form of Product Warranty
Schedule 5.22       Sufficiency of Assets
Schedule 6.4        Buyer's Brokers
Schedule 6.6        Buyer's Consents
Schedule 7.2(b)(v)  Permitted Raises
Schedule 7.3(a)     Candidate Employees
Schedule 9.6        Required Consents


                    ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 17th day of June, 2005, by and among, (a) on one hand, THE PFALTZGRAFF CO. ("Parent"), a corporation organized under the laws of the Commonwealth of
Pennsylvania,     THE    PFALTZGRAFF    MANUFACTURING     CO.
("Manufacturing"), a corporation organized under the laws of the Commonwealth of Pennsylvania, PFALTZGRAFF INVESTMENT CO. ("InvestCo"), a corporation organized under the laws of the
State  of  Delaware,  and  THE  PFALTZGRAFF  OUTLET  CO.,   a
corporation organized under the laws of the State of Maryland
("Outlet"   and  together  with  Parent,  Manufacturing   and
InvestCo,  each  a "Seller" and collectively the  "Sellers");
and  (b)  on  the  other  hand,  LIFETIME  BRANDS,  INC.,   a
corporation   organized   under   the   laws   of    Delaware
("Lifetime"), PFZ ACQUISITION CORP., a corporation organized under the laws of Delaware and a wholly-owned subsidiary of Lifetime ("Acquisition Sub"), and PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware and a wholly-owned subsidiary of Lifetime ("Retail Sub" and, together with
Acquisition   Sub,  each  a  "Buyer"  and  collectively   the
"Buyers").   Buyers,  Lifetime  and  Sellers  are   sometimes
individually referred to herein as a "Party" and collectively as the "Parties".

     WHEREAS, the Parties desire to enter into this Agreement pursuant to which Sellers propose to sell to Buyers, and Buyers propose to purchase from Sellers (the "Acquisition"), substantially all of the assets used or held for use by Sellers in the conduct of the Business (as defined below), and Buyers propose to assume certain of the liabilities and obligations of Sellers with respect to the Business; and

     WHEREAS, the Parties desire to make and enter into certain representations, warranties, covenants and agreements in connection with the Acquisition.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1:  DEFINITIONS; CONSTRUCTION

1.1  Definitions.

      The  terms defined in this Section 1.1 shall,  for  all
purposes   of  this  Agreement,  have  the  meanings   herein
specified:

      "Affiliate" shall have the meaning assigned thereto in Rule 12b-2 under the United States Securities Exchange Act of
1934.

      "Ancillary Agreements" means the Conveyance  Documents,
the   Transition  Services  Agreement,  the  Product   Supply
Agreement, the DC Leases and the Flemington Lease.

       "Annual Financial Statements" means the audited consolidated balance sheet and the related audited consolidated statements of income and cash flows of Parent as of and for the twelve (12) month periods ended December 31, 2004, 2003 and 2002, together with the reports thereon of KPMG, independent certified public accountants.

      "Benchmark Working Capital" means Twenty-Seven  Million
Dollars ($27,000,000).

      "Benefit Plan" means each written or oral plan, fund, program, Contract or scheme providing for employee benefits or for remuneration, including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option or other equity compensation plan; each "welfare" plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of
Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or Contract providing severance benefits; and each health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental or legal program, agreement or arrangement.

      "Business" means the business of designing, sourcing, marketing, distributing and selling (but, for avoidance of doubt, not manufacturing), at retail, wholesale and by direct marketing and internet marketing, ceramic dinnerware and related household products, and licensing designs therefor to and from third parties, as such business has been conducted by Parent, Investco and Outlet through the Closing.

      "Business Day" means any day except Saturday, Sunday or any day on which banks are authorized or required by Law to close in York, Pennsylvania.

      "Business Intellectual Property" means, collectively, the Owned I.P. Rights, the Licensed I.P. Rights, the Technology, the Domain Names, the Software, all Trademarks not otherwise included in the Owned I.P. Rights and all Copyrights not otherwise included in the Owned I.P. Rights.

       "Buyer  Indemnified  Parties"  means  Buyer  and   its
Affiliates, Lifetime and its Affiliates, and their respective
stockholders,   agents,   representatives,   successors   and
assigns.

      "Buyers' Knowledge" means all facts actually known, or with reasonable investigation would have been known, by those individuals listed on Schedule 1.1(g) on the date hereof

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contract" means any written or oral agreement, lease (including all real and personal property leases), mortgage policy, plan, instrument, contract, note, power of attorney, insurance policy covenant, guaranty arrangement, escrow account, commitment or other instrument.

       "Conveyance Documents" means, interchangeably and collectively as the context requires, the Bills of Sale, the Assignment and Assumption Agreements, the Assignments and
Assumption of Leases, the Assignment of Trademarks, the Assignment of Copyrights, the Assignments of Domain Names and all other documents executed and delivered by any Seller and any Buyer at the Closing for the purpose of evidencing the transfer of any Assets to any Buyer or the assumption of any Assumed Liabilities by any Buyer.

      "Copyrights"  means the copyrights listed  on  Schedule
5.11(a)(i) and all other copyrights owned by any Seller.

      "Damages" means, as the context requires, Buyer Losses or Seller Losses.

      "DC East" means the distribution facility owned by Parent that is located at 415 Zarfoss Road, West Manchester
Twp., PA.

      "DC Leases" means, collectively, (a) a mutually agreed upon written lease agreement between Parent and Buyers for the lease of DC East to Buyers and (b) a mutually agreed upon written lease agreement between Seller Holding Company and Buyers for the lease of DC West to Buyers.

      "DC West" means the distribution facility owned by Seller Holding Company that is located at 515 Zarfoss Road,
West Manchester Twp., PA.

      "Designated  Store" means a Store  listed  on  Schedule
1.1(a).

     "Dollars" or "$" means United States Dollars.

      "Domain Names" means the internet domain names of Sellers listed on Schedule 5.11(a)(i).

      "Employee" means all individuals shown on a Seller's payroll and personnel records as employed by such Seller in connection with the operation of the Business (including those who are actively employed or on leave, disability or other absence from employment).

      "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from a Release of a Hazardous Material or any alleged violation of any Environmental Law

      "Environmental Laws" means all applicable Laws relating to pollution or protection of the environment or, to the extent related to exposure to Hazardous Materials, human health and safety, including Laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface and subsurface strata), worker health or safety, or the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials, record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, the protection of endangered or threatened species of fish, wildlife or plants, and the management or protection of natural resources.

      "Environmental Permits" means all Licenses required to be obtained under any Environmental Law in connection with the Sites or the Business as conducted at the Sites.

      "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended.

      "Final  Net  Working  Capital" means  the  Net  Working
Capital set forth on the Final Statement.

       "Financial  Statements"  means  the  Annual  Financial
Statements and the Interim Financial Statements.

      "Flemington Store" means the Store located at  50  Mine
Street in Flemington, New Jersey.

      "Flemington Lease" means a mutually agreed upon written lease agreement between Outlet and Retail Sub for the lease to Retail Sub of the Flemington Store.

     "GAAP" means United States generally accepted accounting principles as in effect on any applicable date, consistently applied.

      "Governmental Entity" means any federal, state or local
or   foreign   government   or  any  court,   administrative,
arbitrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

     "Hazardous Materials" means all substances defined as "Hazardous Substances," "Oils," "Pollutants" or "Contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5, or toxic mold, asbestos or asbestos-containing materials, petroleum, polychlorinated biphenyls, lead-containing materials, radon, urea formaldehyde or any other substances, chemicals, materials or wastes that are regulated by, or for which liability could be imposed under, any Environmental Law.

       "Indemnified  Party"  means  any  party  entitled   to
indemnification pursuant to Section 11.1 or 11.2.

       "Indemnifying Party" means any party required to indemnify a Indemnified Party pursuant to Section 11.1 or 11.2.

      "Interim Financial Statements" means the unaudited balance sheet and the related unaudited statements of income and cash flows of the Business as of and for the month ended
March 26, 2005.

     "Key Store" means a Store listed on Schedule 1.1(c).

      "Laws" means all applicable federal, state, local or foreign laws (including common law), codes, statutes, ordinances, orders, judgments, arbitration awards, decrees, administrative or judicial promulgations, injunctions, determinations, approvals, rules, regulations, permits, certificates, licenses and authorizations of, and agreements with, all Governmental Entities with jurisdiction.

     "Leased Real Property" means the real property leased by Sellers pursuant to the Real Property Leases, together with all fixtures, improvements and appurtenances thereon (which, for avoidance of doubt, shall not include DC East, DC West or the Flemington Store).

      "Legal Dispute" means any action, suit or proceeding between or among the Parties and/or their Affiliates arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement, any Conveyance Document, the Buyer Closing Certificate, or the Seller Closing Certificate, or any of the transactions contemplated hereby or thereby.

      "Licenses" means all notifications, licenses, permits (including environmental, construction and operation permits), governmental franchises, registrations, certificates, approvals, exemptions, classifications, registrations and other similar documents, rights and authorizations issued by any Governmental Entity, other than any Patents, Copyrights and Trademarks.

      "Liens" means all mortgages, liens, pledges, security interests, charges, claims, restrictions, leases, possessory rights, options, rights of first refusal, covenants, easements, title and survey matters and any other encumbrance of any kind or character.

       "Manufacturing   Business"  means  the   business   of
manufacturing   ceramic  dinnerware  and  related   household
products.

      "Material Adverse Effect" means (a) with respect to the Business, any event, change or effect that has occurred (when taken together with all other events, changes or effects that have occurred) that is, or is reasonably likely to be, materially adverse to the financial condition or results of operations of the Business and (b) with respect to a Party, any event, change or effect that has occurred that (when taken together with all other events, changes or effects that have occurred) is likely to prevent or materially delay the performance of a Party under this Agreement or the transactions contemplated hereby; provided that in each case a Material Adverse Effect will not be deemed to include (1) events, changes, effects, conditions or trends in economic, business or financial conditions generally affecting the ceramic dinnerware industry in the United States, (2) events, changes or effects resulting from general economic, business, political or financial conditions in the United States (including changes in interest levels or prices of securities), (3) changes in GAAP, regulatory accounting principles or Laws applicable to the Business or such Party, as applicable, (4) changes, effects or events arising from national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (5) changes, effects or events resulting, directly or indirectly, from the announcement of the Acquisition or (6) changes, effects or events arising from actions taken or omitted by a Party either as required by or as contemplated in this Agreement or with the prior consent of the other Parties.

      "Net  Working  Capital"  has the  meaning  provided  on
Schedule 1.1(d).

      "Neutral Auditor" means a person who shall be, or shall have been, an audit partner in a nationally recognized independent accounting firm having experience with the tabletop market and industry, and who is not affiliated with, or retained by, either Buyer or any Seller, and who shall be appointed by agreement of Buyers and Parent.

      "NLRB" means the United States National Labor Relations
Board.

        "Patents"   means   patents,   patent   applications,
continuations, continuations in part, reexaminations and reissues owned by any Seller (whether utility, design or otherwise).

      "Permitted Liens" means: (a) liens imposed by Law for Taxes, assessments or charges or claims by Governmental Entities that are not yet due or are being properly contested, which contest tolls collection of such taxes and the lien thereof and provided that reasonably acceptable reserves are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like liens imposed by Law or contract, arising in the ordinary course of business and securing obligations that are not due and payable; (c), solely with respect to personal property, pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security Laws or regulations; (d), solely with respect to personal property, deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on or affecting the Leased Real Property that do not secure any monetary obligations and do not and will not materially interfere with the ordinary conduct of the Business as conducted or to be conducted by Buyers at the affected Leased Real Property; (f) provided such restriction or encumbrance will not unreasonably interfere with the conduct of the Business by Buyer at the affected Leased Real Property, any restriction or encumbrance that the interest or title of any lessor or sublessor under any Real Property Lease may be subject to, but only if such Real Property Lease for the Leased Real Property is subordinate thereto by its terms; and (g) those Liens set forth on Schedule 1.1(e).

      "Person" means an individual, a sole proprietorship, a partnership, a corporation, an association, an institution, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity or any other legal entity.

      "Product Supply Agreement" means a written purchase order from a Buyer for Four Million One Hundred Thousand Dollars ($4,100,000) of products to be manufactured by Manufacturing, dated as of a date prior to the Closing Date, as accepted by Parent.

      "Release" means any release, spill, emission, leaking, leaching, injecting, escaping, disposing, pumping, emptying, dumping, deposit or discharge of a Hazardous Material.

      "SEC'  means the United States Securities and  Exchange
Commission.

      "Seller Benefit Plan" means with respect to any Seller, each Benefit Plan that is currently or in the past was sponsored or maintained or required to be sponsored or maintained by such Seller or to which such Seller makes or has in the past made, or has or has had in the past or may have in the future an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, officers, contingent workers or leased employees of the business or the dependents of any of them.

      "Seller  Holding Company" means Susquehanna Pfaltzgraff
Co., a corporation organized under the laws of the State of Delaware, of which Parent is a wholly-owned Subsidiary.

      "Seller  Indemnified Parties" means  Parent,  InvestCo,
Outlet,   each  of  their  respective  Affiliates,  and   the
respective stockholders, agents, representatives, successors and assigns of any of the foregoing.

     "Seller Inventory" means the finished goods inventory of Parent, Manufacturing and Outlet.

      "Seller Receivables" means the accounts receivable of Sellers relating exclusively to the Business.

     "Seller Subsidiaries" means InvestCo and Outlet.

      "Sellers' Knowledge" means all facts actually known, or with reasonable investigation would have been known, by those individuals listed on Schedule 1.1(f) on the date hereof.

     "Site" means the Flemington Store, DC East and DC West.

      "Store"  means  a Pfaltzgraff retail  store,  the  Real
Property Lease for which is acquired hereunder.

      "Store Closing Costs" means, with respect to a Store, all (a) payments required to be made to the applicable lessor or any lender of such lessor in connection with the termination of the Real Property Lease therefor, and (b) expenses actually incurred to return the physical structure of the Store to the condition required by the terms of the Real Property Lease therefor.

      "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed or that may be imposed thereon by any Governmental Entity.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trademarks" means the trade marks, trade names, service marks and logos listed on Schedule 5.11(a)(i) and all other trade marks, trade names, service marks and logos owned by any Seller.

      "Transition Services Agreement" means a mutually agreed upon written Transition Services Agreement to be entered into by and among Parent and Buyer as of the Closing Date.

1.2  Other Definitions

     In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires. The definitions of terms of general applicability are set forth in the sections listed below.

      Term                                     Section

      Acquisition                              Recitals
      Agreement                                Preamble
      Assets                                        2.2
      Assignment and Assumption Agreements   4.2(a)(ii)
      Assignment of Copyrights                4.2(a)(v)
      Assignment of Trademarks               4.2(a)(iv)
      Assignments and Assumption of Leases  4.2(a)(iii)
      Assignments of Domain Names             4.2(a)(x)
      Assumed Contracts                          2.2(g)
      Assumed Liabilities                           2.4
      Auditor Costs                              3.6(e)
      Bills of Sale                           4.2(a)(i)
      Borrowing Contracts                   5.10(a)(iv)
      Buyer                                    Preamble
      Buyer Closing Certificate             4.2(b)(vii)
      Buyer Licenses                                9.8
      Buyer Losses                                 11.1
      Candidate Employees                        7.3(a)
      Claim Notice                                 11.3
      Claimant                                 13.10(a)
      Claims Period                                11.5
      Closing                                       4.1
      Closing Statement                          3.6(b)
      Closing Date                                  4.1
      Closing Statement Dispute Notice           3.6(c)
      Closing Statement Disputed Matters         3.6(c)
      CMP                                      13.10(a)
      COBRA                                      8.3(f)
      Confidentiality Agreement                     7.4
      Covered Stores                             3.7(b)
      Design Licenses                           5.11(e)
      Excluded Assets                               2.3
      Excluded Liabilities                          2.5
      Final Statement                            3.6(f)
      Indemnity Cap                             11.6(a)
      InvestCo                                 Preamble
      Holdback                                   3.2(b)
      Licensed I.P. Rights                  5.11(a)(ii)
      Lifetime                                 Preamble
      Manufacturing                            Preamble
      Mediation Notice                         13.10(a)
      New Parent                                 7.1(f)
      Outlet                                   Preamble
      Owned I.P. Rights                      5.11(a)(i)
      Parent                                   Preamble
      Parties                                  Preamble
      Party                                    Preamble
      Per-Store Holdback                         3.2(b)
      Personal Property Leases                   2.2(d)
      Purchase Price                                3.1
      Real Property Leases                       2.2(e)
      Respondent                               13.10(a)
      Seller                                   Preamble
      Sellers                                  Preamble
      Seller Closing Certificate             4.2(a)(vi)
      Seller Losses                                11.2
      Seller Real Property Lease
         Consent Certificate                        9.6
      Seller Stationery                          7.1(d)
      Software                                  5.11(c)
      Store Closing List                         3.7(a)
      Technology                                5.11(d)
      Third Party Action                        11.4(a)
      Third Party Action Notice                 11.4(a)
      Threshold Amount                          11.6(c)
      Transferred Employees                      7.3(a)
      WARN Act                                   8.3(e)
      WARN Liabilities                           8.3(e)

1.3  Construction.

      Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural,
(b)  references  to  any gender include  the  other  genders,
(c) the words "include," "includes" and "including" do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (d) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) the terms "day" and "days," if not capitalized, mean and refer to calendar day(s) and (f) the terms "year" and "years" mean and refer to calendar year(s). Unless otherwise set forth herein, references in this Agreement to any document, instrument or agreement (including this Agreement)
(A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE 2:  PURCHASE AND SALE OF ASSETS

2.1  Agreement to Purchase and Sell.

       (a) Subject to the terms, conditions and other provisions of this Agreement, at the Closing and except as otherwise specifically provided in this Article 2, Sellers will grant, sell, assign, transfer and deliver to Buyers, and Buyers will purchase and acquire from Sellers, all right, title and interest of Sellers in and to all of the Assets (as hereinafter defined), free and clear of all Liens except for Permitted Liens, and Buyers will assume the Assumed Liabilities.

      (b)   Notwithstanding anything herein to the  contrary,
(i) the particular Assets being purchased and the particular Assumed Liabilities being assumed by each Buyer shall be set forth with reasonable specificity at the Closing in the Conveyance Documents; (ii) if, in the case of any particular Asset, no Buyer is identified in the Conveyance Documents as the purchaser of such Asset, Acquisition Sub shall be deemed to be the purchaser of such Asset; and (iii) if, in the case of any particular Assumed Liability, no Buyer is identified in the Conveyance Documents as assuming such Assumed Liability, Acquisition Sub shall be deemed to assume such Assumed Liability.

2.2  Assets.

     Except as otherwise expressly set forth in Section 2.3, the term "Assets" shall mean and shall consist of all the assets, properties and rights of Sellers used, or held for use, primarily in the Business as of the Closing, including:

     (a) all rights in the Business Intellectual Property relating to the Business;

       (b) all furnishings, furniture, supplies, tools, machinery and equipment and other personal property and fixed assets that are owned by Sellers and are used in the Business, other than the Excluded Assets, including the items set forth on Schedule 2.2(b);

     (c)  the Contracts set forth on Schedule 2.2(c);

      (d)   the  leases  of personal property  set  forth  on
Schedule 2.2(d) (the "Personal Property Leases");

      (e)   the leases of real property set forth on Schedule
2.2(e) (the "Real Property Leases");

     (f)  the Design Licenses;

      (g) any Contract made or entered into after the date hereof by Seller with respect to the Business in the ordinary course of business consistent with past practice not in violation of this Agreement (the Contracts described in clauses (c), (d), (e), (f) and (g) being hereinafter referred to as the "Assumed Contracts");

     (h)  all Seller Receivables;

       (i) all prepaid expenses, advances, credits and deposits of Sellers;

     (j)  all Seller Inventory;

     (k)  all goodwill of the Business; and

      (l) a copy of all books of account and other financial records, files, documents, instruments, books and records relating principally to the Business.

2.3  Excluded Assets.

     Notwithstanding anything to the contrary set forth in this Agreement, the Assets will not include the following assets, properties and rights of the Sellers (collectively, the "Excluded Assets"):

      (a) all ownership and other rights with respect to Seller Benefit Plans;

     (b)  all Licenses;

     (c) the charter documents of each Seller and the minute books, stock ledgers, tax returns, books of account and other constituent records relating to the organization, maintenance and existence of each Seller as a corporation;

      (d) the rights that accrue to each Seller under this Agreement and any other agreements between any Seller and Buyer to be delivered pursuant to this Agreement;

     (e)  all insurance policies of Sellers;

     (f)  all cash and cash equivalents of Sellers;

       (g) all rights arising from or related to the litigation listed on Schedule 2.3(g);

     (h)  the assets listed on Schedule 2.3(h);

      (i) all rights in or to any and all real property, subject to the DC Leases and the Flemington Lease;

      (j) all rights in or to any assets used exclusively in the Manufacturing Business; and

      (k) historical archives and historical items relating to the Business that are neither used in nor useful in the conduct of the Business as currently conducted by Sellers.

2.4  Assumption of Assumed Liabilities.

     Subject to Section 2.1(b), in connection with the purchase by Buyers of the Assets, at the Closing, effective as of the Closing, Buyers shall assume and thereafter pay, perform and discharge solely the following debts, obligations and liabilities relating to the Business and the Assets, and no others (collectively, the "Assumed Liabilities"):

      (a) subject to Section 3.7 and 2.5(h), all debts, liabilities and obligations of Sellers under the Assumed
Contracts to be paid, performed or discharged by Sellers after the Closing;

     (b) all debts, liabilities and obligations attributable to or arising out of the ownership or operation of any Assets or the Business after the Closing; and

     (c)  the debts, obligations and liabilities set forth on
Schedule 2.4(b).

2.5  Excluded Liabilities.

     Anything herein to the contrary notwithstanding, the Assumed Liabilities will not include, and in no event will Buyer assume, agree to pay, discharge or satisfy any debt, liability or obligation under this Agreement or otherwise have any responsibility for, any debt, liability or obligation of Sellers of any kind, whether known, unknown, contingent or otherwise other than those expressly set forth in Section 2.4 (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, the term "Excluded Liabilities" shall expressly include all debts, liabilities or obligations of Sellers of any kind:

      (a) for any Taxes of any Seller or any affiliate of such Seller, including any sales, use or similar taxes that any Seller or any affiliate of any Seller is required to collect or remit to any taxing authority, but not including any transfer taxes payable in accordance with Section 7.6;

     (b)  pertaining to any Excluded Asset;

     (c) relating to, resulting from, or arising out of, any non-Business operation of Sellers or any former operation of the Business that has been discontinued or disposed of prior to the Closing;

     (d)  pursuant to the Borrowing Contracts;

      (e)  arising out of or related to (i) any Benefit Plan,
(ii) any employee of any Seller or former employee who is not a Transferred Employee, and (iii) any Transferred Employee to the extent attributable to events or circumstances occurring or existing on or prior to the Closing.

      (f) under the Assumed Contracts arising prior to the Closing;

      (g) except as explicitly provided in Section 2.4, attributable to or arising out of the ownership or operations of any Assets or the Business prior to the Closing; and

      (h) arising under or relating to Environmental Laws or Hazardous Materials relating to the operation of the Business by Sellers prior to the Closing.

ARTICLE 3:  PURCHASE PRICE AND METHOD OF PAYMENT

3.1  Purchase Price.

      The aggregate amount to be paid for the Assets (the "Purchase Price") will be Thirty-Four Million Dollars ($34,000,000), subject to adjustment pursuant to Section 3.6. In addition to the foregoing payment, as consideration for the grant, sale, assignment, transfer and delivery of the Assets, Buyers shall assume and discharge the Assumed Liabilities.

3.2  Payment of Purchase Price; Holdback.

      (a) On the Closing Date, Buyer shall pay the Purchase Price, less the Holdback, if any, to Parent by wire transfer of immediately available funds in accordance with instructions to be provided to Buyers by Parent. Buyers shall retain the Holdback for distribution in accordance with Sections 3.2(c) and (d).

      (b) The "Per-Store Holdback" shall be Three Hundred Thousand Dollars ($300,000). The "Holdback" shall be an amount equal to (i) the Per-Store Holdback, multiplied by
(ii) the number of Key Stores, if any, for which all consents necessary to assign the Real Property Lease therefor to Buyers have not been obtained on or before the Closing Date.

      (c) For each Key Store for which (i) all consents necessary to assign the Real Property Lease for such Key Store to Buyers are obtained after the Closing Date but prior to the date on which such Real Property Lease expires or is terminated by the applicable lessor in accordance with the terms thereof, and (ii) such Real Property Lease is assigned to Buyers hereunder, Buyers shall promptly pay an amount equal to the Per-Store Holdback from the Holdback to Parent by wire transfer of immediately available funds in accordance with instructions to be provided to Buyers by Parent.

     (d) For each Key Store for which all consents necessary to assign the Real Property Lease for such Key Store to Buyers are not obtained prior to the date on which such Real Property Lease expires or is terminated by the applicable lessor in accordance with the terms thereof, an amount equal to the Per-Store Holdback shall be deducted from the Holdback and shall immediately revert to Buyers, and no Seller shall be entitled to be paid such Per-Store Holdback.

3.3  Allocation of Certain Items.

     With respect to certain expenses incurred with respect to the Assets in the operation of the Business, the following allocations will be made between Buyers and Sellers at Closing by appropriate cash payments of the applicable amounts from Buyers to Sellers and/or from Sellers to Buyers, as the case may be:

      (a) Rent. Monthly rent and any additional rent or charges (including common area maintenance charges) with respect to the Leased Real Property will be apportioned between Buyers and Sellers based on the number of days in the lease month before and after the Closing Date.

      (b) Taxes. Ad valorem property taxes for the 2005 calendar year will be apportioned between Buyers and Sellers based upon the number of days in the taxable period before and after the Closing Date and the amounts set forth in the current tax bills. If current tax bills are not available at the time of Closing, such taxes initially shall be prorated on the basis of tax bills for the prior calendar year. Once current tax bills for the 2005 calendar year become available, the Parties shall promptly adjust the prorations in accordance with such current tax bills.

       (c) Utilities. Utilities (including telephone, electricity, gas, garbage and waste removal), water and sewer charges will be apportioned based upon the number of days occurring before and after the Closing Date during the billing period for each such charge, and Sellers shall be credited with any deposits transferred to the account of Buyers; provided, however, that at Buyers' election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Sellers shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Sellers with respect to such utility, and Buyers shall be responsible for reopening and reinstituting such service in Buyers' name and shall be responsible for any fees, charges, and deposits required in connection with such new account. If current utility bills are not available at the time of Closing, such utilities initially shall be prorated on the basis of utility bills for the prior month, and Buyer and Parent shall mutually agree on a reconciliation of such proration to the actual utility bills promptly after such bills become available after the Closing.

      (d) All payments required under this Section 3.3 shall be made within ten (10) Business Days after a written statement therefor, accompanied by supporting documentation, has been submitted by Sellers to Buyers, or vice versa.

     (e)  This Section 3.3 shall survive the Closing.

3.4  Payments.

     All payments required under this Article 3 shall be made in Dollars in cash by the wire transfer of immediately available funds to such bank account(s) as shall be reasonably designated at least three (3) Business Days prior to the applicable payment date in writing by the recipient(s).

3.5  Tax Allocation.

     Lifetime shall prepare and deliver, within sixty (60) days after the Final Statement has been finally determined in accordance with Section 3.6, a proposed allocation (consistent with the provisions of Section 1060 of the Code) among the Assets (as determined for purposes of Section 1060) provided by Buyers. If Sellers disagree with such allocation, then Sellers shall, within thirty (30) days following receipt of such allocation from Lifetime, provide Lifetime with a written notice disputing the proposed allocation. If Sellers deliver a Closing Statement Dispute Notice to Lifetime, Sellers shall include with such notice a proposed allocation of the Purchase Price and any other capitalized costs or amounts among the Assets, and Buyers and Lifetime shall resolve any disagreement with respect to such proposed allocation under the procedures set forth in Section 3.6(d). If Sellers disagree with Lifetime's proposed allocation and do not provide a Closing Statement Dispute Notice, Sellers and Lifetime shall resolve such disagreement under the procedures set forth in Section 3.6(d). Once a proposed allocation has become final or been resolved pursuant to the proceeding provisions, the Parties agree that
(a) they shall, and, in the case of Sellers, shall cause Seller Holding Company to, take no position for Tax purposes, including on an Internal Revenue Service Form 8594, inconsistent with such allocation, except as may be required to reflect any adjustments to the Purchase Price as provided for herein; and (b) Lifetime shall prepare and file Internal Revenue Service Forms 8594 reflecting such allocation (for avoidance of doubt, Lifetime shall prepare and file a separate Internal Revenue Service Form 8594 for each Seller). All costs and expenses of the Neutral Auditor in connection with this Section 3.5 shall be borne one-half by Buyers and one-half by Parent.

3.6  Working Capital Adjustment.

      (a) On dates to be selected by Parent (of which Parent shall provide prior notice to Lifetime), which shall be prior to the Closing Date, Sellers shall take a physical inventory of the Seller Inventory. In connection therewith, Sellers shall permit Buyers to reasonably observe such physical inventory. Sellers shall conduct such physical inventory at a time and in a manner so as to not interfere with Sellers' operation of the Business.

     (b) On or before the thirtieth (30th) day following the Closing Date, Parent shall prepare and deliver to Buyer (i) a statement, as of 11:59 p.m. on the day before the Closing
Date (the "Closing Statement"), which shall reflect Net Working Capital (using the value of the Seller Inventory as determined in accordance with Section 3.6(a)) and (ii) a balance sheet of the Business as of the Closing Date setting forth the assets being purchased and the liabilities being assumed by Buyers hereunder, in the case of each of the foregoing clauses (i) and (ii), as determined in accordance with GAAP and by applying the same accounting principles, policies and practices that were used in preparing the balance sheet included in the Annual Financial Statements. For avoidance of doubt, the Parties acknowledge and agree that for the purpose of computing Net Working Capital and any Closing Statement Disputed Matters, Sellers' LIFO reserve shall be equal to the LIFO reserve set forth on the Interim Financial Statements.

     (c) If Buyers determine that there are any inaccuracies in the Closing Statement, Buyers shall deliver to Parent a written notice (a "Closing Statement Dispute Notice") setting forth such alleged inaccuracies (the "Closing Statement Disputed Matters") no later than 5:00 p.m., York, Pennsylvania time on the thirtieth (30th) day after receipt of the Closing Statement from Parent. If Buyers do not deliver a Closing Statement Dispute Notice to Parent by such date and time, Buyers shall be deemed to have accepted the Closing Statement as prepared by Parent.

      (d) Buyers and Parent shall endeavor in good faith to resolve the Closing Statement Disputed Matters by mutual agreement. If, within thirty (30) Business Days after Buyers deliver a Closing Statement Dispute Notice to Parent:

          (i) Buyers and Parent are able to reach a mutually satisfactory resolution of the Closing Statement Disputed Matters, then the Closing Statement shall be revised to reflect such resolution, and such Closing Statement will be final, binding and conclusive (but only with respect to those Closing Statement Disputed
               Matters as to which Buyers and Parent have reached such a mutually satisfactory resolution); or

          (ii) Buyers and Parent are unable to reach a mutually satisfactory resolution of the Closing Statement Disputed Matters, then Buyers and Parent shall promptly submit any remaining Closing Statement Disputed Matters to a Neutral Auditor. Buyers and Parent shall supply to the Neutral Auditor only such supporting documentation and information as the Neutral Auditor may request. The Neutral Auditor will deliver to Buyers and Parent a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on the information provided to the Neutral Auditor by Buyers and Parent) of the Closing Statement Disputed Matters within thirty (30) days of receipt of such disputed items.

     (e) All decisions of the Neutral Auditor shall be final and nonappealable, and the Closing Statement shall be revised, if necessary, to reflect the determination of the Auditor. All costs and expenses of the Neutral Auditor (the
"Auditor Costs") shall be borne one-half by Buyers and one-half by Parent.

      (f) The final Closing Statement, as such has been agreed upon by Buyers and Parent, or as such has been determined by the Neutral Auditor pursuant hereto, as the case may be, will constitute the "Final Statement".

      (g) If (i) the Final Net Working Capital is less than the Benchmark Working Capital, Parent shall pay the amount of such deficiency to Buyers within ten (10) Business Days after the Final Statement is determined; or (ii) the Final Net Working Capital exceeds the Benchmark Working Capital, Buyers shall pay the amount of such excess to Parent within ten (10) Business Days after the Final Statement is determined.

3.7  Non-Continuing Stores.

      (a)   Buyers shall deliver a written notice (the "Store
Closing List") to Parent prior to November 30, 2005 setting forth a list of the Stores that Buyers desire to close, if any.

     (b) The Store Closing Costs arising from the closing of the Stores (x) closed on or before the Closing Date with Lifetime's consent, (y) closed after the Closing Date but prior to the date the Store Closing List is delivered to Parent and (z) set forth on the Store Closing List (collectively, the "Covered Stores") shall be paid as follows:

          (i)  Parent  shall  pay the first Two Million  Five
               Hundred Thousand Dollars ($2,500,000) of  such
               Store Closing Costs;

          (ii) if the aggregate amount of such Store Closing Costs exceeds Two Million Five Hundred Thousand Dollars ($2,500,000), Buyers shall then pay the Store Closing Costs in excess thereof, up to a total excess amount of Two Million Five Hundred Thousand Dollars ($2,500,000); and

          (iii) if the aggregate amount of such Store Closing Costs exceeds Five Million Dollars ($5,000,000), Buyers and Parent shall each pay one-half of the Store Closing Costs in excess of Five Million Dollars ($5,000,000).

      (c)   No  Seller  shall be responsible  for  any  Store
Closing Costs arising from the closing of any Store that is not a Covered Store.

3.8  Certain Payments Related to Assumed Contracts.

      If any amount is required to be paid to a third Person under any Assumed Contract (other than a Real Property Lease) on account of any consent required for the assignment of such Assumed Contract to Buyer, Buyers shall pay such amount to such third Person, or if such amount is paid by a Seller with the Acquisition Sub's prior written consent, then Buyers shall promptly reimburse such Seller for the full amount of the payment.

ARTICLE 4:  THE CLOSING

4.1  Closing.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as reasonably practicable, but in any event no later than the fifth (5th) Business Day, following the day upon which all of the conditions to Closing have been satisfied or waived (other than those conditions which by their terms cannot be satisfied until the Closing but subject to the satisfaction of such conditions) or such other date as is mutually agreed upon in writing by the Parties (the "Closing Date"). The Closing shall take place at the offices of Venable LLP in Baltimore, Maryland. Solely for financial and accounting purposes, the Closing shall be deemed to have occurred as of 12:01 a.m. York, Pennsylvania time on the Closing Date.

4.2  Closing Deliveries.

     At the Closing:

     (a)  Sellers shall deliver (executed as applicable) to
Buyers:

          (i)  Bills  of  Sale substantially in the  form  of
               Exhibit 4.2(a)(i), transferring to the applicable Buyer all of each Seller's right, title and interest in and to such Seller's Assets in accordance with Section 2.1(b) (other than any Real Property Leases, Personal Property Leases, Copyrights and Trademarks) (collectively, the "Bills of Sale");

          (ii) Assignment and Assumption Agreements substantially in the form of Exhibit 4.2(a)(ii), with respect to each Seller's liabilities included in the Assumed Liabilities (collectively, the "Assignment and Assumption Agreements");

          (iii) Assignments and Assumption of Leases substantially in the form of Exhibit 4.2(a)(iii), with respect to the Personal Property Leases and Real Property Leases (collectively, the "Assignments and Assumption of Leases") (which Assignments and Assumption of Lease shall provide (x) an indemnity of Buyers from Parent for all liabilities under the applicable Personal Property Lease or Real Property Lease arising on or prior to the Closing, and (y) an indemnity of Sellers from Buyers and Lifetime for all liabilities under the applicable Personal Property Lease or Real Property Lease arising after the Closing);

          (iv) an  Assignment of Trademarks substantially  in
               the    form   of   Exhibit   4.2(a)(iv)   (the
               "Assignment of Trademarks");

          (v) an Assignment of Copyrights substantially in the form of Exhibit 4.2(a)(v) (the "Assignment of Copyrights");

          (vi) a  certificate  of  an authorized  officer  of
               Parent as to the Sellers' compliance with  the
               conditions  set forth in Section 9.1  and  9.2
               (the "Seller Closing Certificate");

          (vii)     the Transition Services Agreement;

          (viii)    the Product Supply Agreement;

          (ix) each of the DC Leases and the Flemington Lease duly executed;

          (x)  Assignments  of Domain Names substantially  in
               the    form   of   Exhibit   4.2(a)(x)    (the
               "Assignments of Domain Names");

          (xi) the  Seller Real Property Consent Certificate;
               and

          (xii) such other documents as are required under this Agreement or reasonably requested by Buyers.

     (b)  Buyers shall deliver (executed as applicable) to
Sellers:

          (i)  the Purchase Price, less the Holdback, if any;

          (ii) the Bills of Sale;

          (iii)     the Assignment and Assumption Agreements;

          (iv) the Assignments and Assumption of Leases;

          (v)  the Assignment of Trademarks;

          (vi) the Assignment of Copyrights;

          (vii) a certificate of an authorized officer of Lifetime as to Lifetime's and each Buyer's compliance with the conditions set forth in
               Section  10.1  and  10.2 (the  "Buyer  Closing
               Certificate");

          (viii)    the Transition Services Agreement;

          (ix) the Product Supply Agreement;

          (x)  each  of  the  DC  Leases and  the  Flemington
               Lease;

          (xi) all documents reasonably necessary to cause the registration of the Domain Names to be transferred to Buyer; and

          (xii) such other documents as are required under this Agreement or reasonably requested by Sellers.

4.3  Nonassignability of Contracts.

      (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the grant, sale, assignment, transfer or delivery to Buyers, of any Contract that would be an Assumed Contract, or any claim or right or any benefit arising thereunder or resulting therefrom would require any authorizations, approvals, consents or waivers of a Governmental Entity or other third party, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed, without the grant, sale, assignment, transfer or delivery of such Contract, and this Agreement shall not constitute a grant, sale, assignment, transfer or delivery of such Contract or an attempt thereof.

      (b) If the Closing proceeds without the grant, sale, transfer, assignment or delivery of any Contract that would be an Assumed Contract, then following the Closing, the parties shall use their commercially reasonable efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent or waiver, Sellers shall use commercially reasonable efforts, and the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyers all of the benefits of use of such Contract and to Sellers the benefits, including any indemnities, that Sellers would have obtained had the Contract been conveyed to Buyers at the Closing.

     (c) To the extent that the applicable Buyer is provided all of the material benefits pursuant to this Section 4.3 of any Contract, the applicable Buyer shall perform for the benefit of the other Persons that are parties thereto all of the obligations of Sellers thereunder and any related liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such liabilities to such Buyer, would be Assumed Liabilities.

     (d) Once authorization, approval, consent or waiver for the grant, sale, assignment, transfer or delivery of any such Contract not granted, sold, assigned, transferred or delivered at the Closing is obtained, such Contract shall be deemed to have been granted, assigned, transferred and delivered to the applicable Buyer at no additional cost to such Buyer. To the extent that any such Contract cannot be transferred or the material benefits of any such Contract cannot be provided to the applicable Buyer following the Closing pursuant to this Section 4.3, then the applicable Buyer and Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the material economic (taking into account Tax costs and benefits) and operational equivalent, of obtaining such authorization, approval, consent or waiver, and also to provide for the performance by Buyer of the obligations thereunder. Sellers shall hold in trust for, and pay to the applicable Buyer promptly upon receipt thereof, all income, proceeds and other monies received by any Seller in connection with its use of any Contract (net of any Taxes and any other costs imposed upon such Seller) in connection with the arrangements under this Section 4.3.

ARTICLE 5:  REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, jointly and severally, hereby represent and warrant to each Buyer and Lifetime as follows:

5.1  Organization.

     Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and each Seller has full corporate power and authority to carry on the Business to the extent it is now being conducted by such Seller. Each Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to so qualify or become licensed would have a Material Adverse Effect with respect to the Business. Parent has furnished or made available to Buyer true and complete copies of each Seller's articles of incorporation and bylaws, each as amended to date. In each case, such organizational documents are in full force and effect, and no Seller is in violation of any provision of its articles of incorporation or bylaws.

5.2  Authority; Non-Contravention.

     Each Seller has the right, power and capacity to execute and deliver this Agreement and any other agreement entered into in connection with this Agreement and to perform its obligations under this Agreement and any other agreement entered into in connection with this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other agreement entered into in connection with this Agreement by any Seller and the performance by Sellers of their respective obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized and approved by all necessary corporate action. This Agreement has been, and any other agreement entered into in connection with this Agreement will be as of the Closing Date, duly executed and delivered by each Seller and do or will, as the case may be, constitute the valid and binding agreements of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Subject to receipt of the consents and approvals described in
Schedule 5.3, neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby does or would, after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, constitute a default under, or violate the articles of incorporation or the bylaws of any Seller, (ii) conflict with, result in a breach of, constitute a default under, or violate any Law applicable to any Seller, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, amend, modify, cancel or refuse to perform under, or require any notice under any Contract or other arrangement, including any express or implied warranty, to which any Seller is a party or by which it is bound or to which any of its assets is subject, or (iv) result in the creation of, or give any party the right to create, any Lien, other than Permitted Liens, or other rights upon any right, property or Asset of any Seller.

5.3  No Consents.

     Except as otherwise set forth on Schedule 5.3, no material permit, consent, approval, novation, authorization or other order of or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and consummation of this Agreement and any other agreement entered into in connection with this Agreement and the actions of Sellers contemplated hereby.

5.4  Tax Matters.

     All Taxes of Sellers not otherwise assumed by Buyer under this Agreement have been or will be paid by Sellers and will not result in the imposition of any Lien on any of the Assets.

5.5  Financial Statements; Accounts Receivable; Inventory.

      (a)  A copy of the Financial Statements is attached  as
Schedule 5.5(a). Each of the balance sheets included in such Financial Statements (including the related notes and schedules) fairly presents in all material respects the financial position of Sellers as of the date of such balance sheet, and each of the statements of income and cash flows included in such Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in cash flows, as the case may be, of the Business for the periods set forth therein, in each case in accordance with GAAP (except for the omission of footnotes and, in the case of the Interim Financial Statements, normal year-end adjustments). Since December 31, 2004, there has been no material change in any of the accounting policies, practices or procedures of the Business.

      (b) The Seller Receivables reflected on the Interim Financial Statements represent bona fide claims of a Seller against debtors for sales of products, performance of services or other charges arising on or before the date hereof. The reserves relating to the Seller Receivables that are set forth on the Interim Financial Statements are adequate and calculated consistent with past practice. Subject to such reserves, none of the Seller Receivables are subject to any defense or right of setoff.

      (c) No Seller is in possession of any inventory not owned by such Seller, except for goods a Seller has agreed to sell but has not yet shipped Schedule 5.5(c) sets forth a true and complete list of all inventory to which any Seller has taken title, but not taken physical delivery. The LIFO reserve that is set forth on the Interim Financial Statements is adequate and calculated consistent with past practice.

      (d) Except as set forth on Schedule 5.5(d), all products included in any Seller Inventory (i) are free from manufacturing and design defects, (ii) contain adequate consumer warnings and instructions, and (iii) to Sellers' Knowledge, do not contain any materials or chemicals that would require consumer warnings under the Safe Drinking and Toxic Enforcement Act of 1986 of the State of California (also known as Proposition 65).

5.6  Absence of Undisclosed Liabilities.

     All liabilities and obligations relating to any of the Sellers, any of the Assets or the Business, whether accrued, absolute, contingent or otherwise, and whether known or unknown, that are required under GAAP to be reflected or reserved against in the Financial Statements or disclosed in the accompanying notes thereto are so reflected, reserved against or disclosed, except for liabilities or obligations
(a) incurred after March 31, 2004 in the ordinary course of business consistent with past practice, (b) under this Agreement or in connection with the transactions contemplated hereby, and (c) which would not have a Material Adverse Effect with respect to the Business.

5.7  Legal Proceedings.

     Except as set forth in Schedule 5.7, there are no suits, actions, claims, arbitration proceedings or investigations pending or, to Sellers' Knowledge, threatened against, relating to or involving any of the Sellers, any of the Assets or the Business. There are no actual or, to Sellers' Knowledge, threatened actions, suits, claims, arbitration proceedings or investigations which present a claim to restrain or prohibit the transactions contemplated herein. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Assets or the Business before any Governmental Entity, which if determined adversely, are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on any of the Sellers, any of the Assets or the Business.

5.8  Compliance with Laws; Licenses.

      (a) Except as set forth on Schedule 5.8(a), the Sellers, the Assets and the Business are in compliance with all Laws, except where the failure to so comply would not have a Material Adverse Effect with respect to the Business, and has obtained and maintained all Licenses applicable to the conduct of the Business, except where the failure to do so would not have a Material Adverse Effect with respect to the Business. No Seller has received notification that has not lapsed, been withdrawn or abandoned by any Governmental Entity (i) asserting a material violation by the Business of any such Law, (ii) threatening to revoke any material License of the Business, or (iii) materially restricting or in any material way limiting the operations of the Business.

      (b) Schedule 5.8(b) lists all Licenses held by any Seller and required for the operation of the Business.

5.9  Title to Assets.

     Sellers are the sole and exclusive legal and equitable owners of all right, title and interest in, and have good and marketable title to, possess valid rights under a license to, or a valid leasehold interest in, all of the Assets (real, personal and fixed, tangible and intangible), free and clear of any and all Liens, other than Permitted Liens. Sellers' interest in each Real Property Lease is subject to no Liens, other than Permitted Liens.

5.10 Contracts.

      (a) Schedule 5.10(a) lists the following Contracts relating to the Business, to which, as of the date hereof, any Seller is a party:

          (i) each Contract (or group of related Contracts) relating to the Business for the lease of personal property to or from any Person providing for lease payments in excess of Fifty Thousand Dollars ($50,000) per annum or in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

          (ii) each Contract (or group of related Contracts) relating to the Business for the purchase of supplies, or other personal property, or for the furnishing or receipt of services, the performance of which (A) will extend over a period of more than two (2) years or (B) involves consideration in excess of Fifty Thousand Dollars ($50,000) per annum or in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

          (iii) each Contract relating to the Business concerning a partnership or joint venture involving a share of profits, losses, costs or liabilities by a Seller with any other Person;

          (iv) each Contract (or group of related Contracts) relating to the Business under which a Seller has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has granted a Lien on any of the Assets, including any letter of credit established by a Seller for the benefit of any of Sellers' suppliers (the Contracts described in this Section 5.10(a)(iv) being herein called the "Borrowing Contracts");

          (v) each Contract relating to the Business binding a Seller with respect to non-solicitation or non-competition;

          (vi) each Contract relating to the Business under which a Seller has agreed to sell Seller Inventory to a customer of the Business for consideration in excess of Fifty Thousand Dollars ($50,000);

          (vii) each Contract pursuant to which a Seller has agreed to sell any of its assets to a third Person (A) outside the ordinary course of the Business, (B) within one (1) year prior to the Closing Date, and (C) for consideration in excess of Fifty Thousand Dollars ($50,000);

          (viii) each Contract relating to the Business in which a Seller has made product warranties other than in the ordinary course of the Business;

          (ix) each written individual employment Contract between any Employee and any Seller;

          (x) each Contract relating to the Business between a distributor or sales agent and any Seller;

          (xi) each other Contract (or group of related Contracts) relating to the Business that is not terminable at will by a Seller prior to or after the Closing without prior notice and/or without payment of any amount or other penalty, pursuant to which a Seller is or may become subject to any obligation or any liability in excess of Fifty Thousand Dollars ($50,000), or the performance of which involves consideration in excess of Fifty Thousand Dollars ($50,000).

      (b) Parent has made a complete copy of each Contract listed on Schedule 5.10(a) available to Buyers. With respect to each such Contract: (i) each such Contract is in full force and effect and a binding obligation of a Seller, enforceable in accordance with its terms with respect to such Seller, and to Sellers' Knowledge, the other party or parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and (ii) no Seller is in breach or default and no event has occurred that with notice or lapse of time would constitute a breach or default by any Seller or, to Sellers' Knowledge, permit termination, modification or acceleration by any other party under such Contract, and to Sellers' Knowledge, no other party is in breach or default by the other party and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration by a Seller under such Contract.

     (c) Schedule 5.10(c) sets forth, as of the date hereof, each open purchase order for Seller Inventory, including the type, volume and dollar amount thereof.

5.11 Intellectual Property.

               (a) (i) Schedule 5.11(a)(i) lists all trademarks, trade names, service marks, copyrights, and Internet domain names registered (or for which applications have been filed) in the name of (or in the case of applications, submitted by) a Seller (or, where record title has not been updated, assigned to a Seller) and relating to the Business, and all material unregistered trademarks, trade names, service marks and copyrights relating to the Business for which no Seller has submitted an application (collectively, the "Owned I.P. Rights").

          (ii) Schedule 5.11(a)(ii) list all patents, trademarks, trade names, service marks, copyrights and applications therefore, and Internet domain names licensed to a Seller relating to the Business (collectively, the "Licensed I.P. Rights").

          (iii)     No Seller owns any Patents.

      (b) The Owned I.P. Rights are owned by Sellers free of any Liens other than Permitted Liens, are not subject to any license other than the Design Licenses (defined below), and are not subject to any other arrangement requiring any payment to any Person or the obligation to grant rights to any Person in exchange. To Sellers' Knowledge, the Licensed I.P. Rights are free and clear of any Liens other than Permitted Liens, royalties or other obligations. There is no pending or, to Sellers' Knowledge, threatened proceeding in which the validity or enforceability of the Owned I.P. Rights or title thereto is being questioned. To Sellers' Knowledge, there is no pending or threatened proceeding in which the validity or enforceability of the Licensed I.P. Rights or title thereto is being questioned. To Sellers' Knowledge, none of the Owned I.P. Rights infringe any valid trademarks, trade names, service marks, copyrights or Internet domain names of a third Person. The Owned I.P. Rights, together with the Licensed I.P. Rights, constitute all intellectual property necessary for the operation of the Business.

      (c) Sellers own, or possess valid rights under license to, all computer software programs that are material to the conduct of the Business including (i) any and all material software implementations of algorithms, models and methodologies, whether in source code (where available) or object code, (ii) material databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) material descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the material technology supporting any Internet site(s) operated by or on behalf of Sellers and relating primarily to the Business, (v) all Worldwide Web addresses and URLs for such Internet site(s), and (vi) all material documentation, including training materials, relating to any of the foregoing, (collectively, the "Software"). Schedule 5.11(c) contains a complete and accurate list and description of all the Software (other than computer software generally available to the public and having a cost of less than $1,000 per unit of license (e.g., seat, user, server or site)). Except as set forth on Schedule 5.11(c), there are no infringement suits, actions or proceedings pending or, to Sellers' Knowledge, threatened against any Seller with respect to the Software.

      (d) Sellers own, or possess valid license rights to, all material know-how used in the Business, including operating procedures and business plans (collectively, the "Technology"). Except as set forth on Schedule 5.11(d), there are no infringement suits, actions or proceedings pending or, to Sellers' Knowledge, threatened against any Seller with respect to the Technology.

      (e) Schedule 5.11(e) sets forth a true and complete list of all agreements in which any Seller has granted rights to a third Person to use any design included in the Owned
I.P. Rights (the "Design Licenses").

5.12 Employees.

     Schedule 5.12 contains a true and complete list of all of the Employees (whether full-time, part-time or otherwise) as of the date hereof, specifying their position, annual salary or hourly wage, 2004 bonus (if any) and current accrued vacation.

5.13 Labor and Employment Matters.

      (a) The Employees are not represented by a labor organization or group that was either certified by any labor relations board, including the NLRB, or any other Governmental Entity, or voluntarily recognized by any Seller as the exclusive bargaining representative of a unit of employees, and to Sellers' Knowledge, no Employee is represented by any other labor union or organization. No Seller is a party to or has any obligation under any union contract, or any obligation (other than obligations imposed by Law) to recognize or deal with any labor union or organization, and there are no such contracts pertaining to or which determine the terms or conditions of employment of any Employee.

      (b) To Sellers' Knowledge, (i) no representation election petition or application for certification has been filed by the employees of the Business or is pending with the NLRB or any other Governmental Entity relating to the Business, and (B) no overt union organizing campaign or other overt attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of the Business is in progress or is threatened.

      (c) No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" organized by the employees of the Business is in progress or, to Sellers' Knowledge, has been threatened.

      (d) Except for the severance plans and policies set forth in Schedule 5.20, all Employees may be terminated at any time with or without cause and without any severance or other liability.

      (e) Except as set forth on Schedule 5.7 and/or 5.8(a), each of the Sellers have complied with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any Employee or other person.

      (f) All personnel of Sellers have been properly characterized for United States federal income tax purposes as employees or independent contractors, as applicable.

5.14 Absence of Certain Changes.

     Since December 31, 2004, there has not been any change with respect to the Business that has had a Material Adverse
Effect on the Business.

5.15 Brokers.

     Except as indicated on Schedule 5.15, Seller has not dealt with any broker, finder or agent with respect to this Agreement or any of the transactions contemplated hereby and all such fees, commissions or other amounts due to any Person set forth on Schedule 5.15 shall be for the account of the Sellers.

5.16 Insurance.

     Schedule 5.16 sets forth a correct and complete list of all current insurance policies and coverages relating to the Business for which any Seller is an insured party. All such policies are in full force and effect and all premiums due and payable in respect thereof have been paid. Schedule 5.16 also sets forth a list of all pending claims with respect to such policies. No Seller has received a notice of cancellation of any such policy or of any material changes that are required in the conduct of the Business as a condition to the continuation of coverage under, or renewal of, any such policy. To Sellers' Knowledge, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy with respect to the Business. No Seller has any Knowledge of any threatened termination of any such policy.

5.17 Environmental Matters.

      (a) Except as set forth in Schedule 5.17(a) (i) no Seller has received any notice, notification, demand, request for information, citation, summons, complaint, order or other communication regarding any actual or alleged violation of or liability under any Environmental Law with respect to the Assets, the Business or any of the Leased Real Property, (ii) no investigation, claim, suit, proceeding or review arising under any Environmental Law with respect to any of the Leased Real Property, the Business or the Assets is pending or threatened against any Seller, and (iii) no penalty or fine has been assessed against any Seller with respect to any matters relating to or arising out of any violation of any Environmental Law with respect to the Leased Real Property, the Business or the Assets.

      (b) Except as set forth on Schedule 5.17(b), no Seller has Released any Hazardous Materials at the Leased Real
Property.

      (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Sellers (or any representatives thereof) with respect to any Leased Real Property which have not been delivered to the Buyer prior to execution of this Agreement.

      (d) The Sellers have obtained and hold, and, to Sellers' Knowledge, are in compliance with all provisions of, all Environmental Permits required to be obtained and held by Sellers in connection with the Sites or the Business as conducted at the Sites.

     (e) To Sellers' Knowledge, while Sellers have owned the Sites, no Seller has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location from the Sites which has resulted, or could result, in a liability to any Seller under Environmental Laws.

      (f) No Site is a current, or to Sellers' Knowledge, proposed, Environmental Clean-up Site.

     (g)  To Sellers' Knowledge, there are no (i) underground
storage  tanks,  active  or abandoned,  (ii)  polychlorinated
biphenyl   containing  equipment,  (iii)   friable   asbestos
containing materials, or (iv) toxic mold at any Site.

      (h) This Section 5.17 contains the sole and exclusive representations and warranties of the Sellers with respect to any matters arising under any Environmental Law.

5.18 Real Property.

     (a) The Real Property Leases and the real property demised by the DC Leases and the Flemington Lease are the only real property interests used in connection with or otherwise necessary to the Business. A Seller is the current tenant under each Real Property Lease. The Real Property Leases are subject to no Liens except Permitted Liens.

     (b)  True and correct copies of the Real Property Leases
(and all modifications and extensions thereof) have been delivered to Buyers by Sellers.

     (b)  To Sellers' Knowledge:

          (i) a Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each parcel of Leased Real Property for the full term of the applicable Real Property Lease;

          (ii) the Real Property Leases are in full force and effect and are enforceable in accordance with their terms; and

          (iii) there is not any existing default or event of default and no circumstance exists, which, with notice, the passage of time, or both, could constitute a default under any Real Property Lease.

     (c)   A  Seller  is  in possession of  the  Leased  Real
Property.

     (d)   The full security deposit required under each Real
Property Lease is being held by or on behalf of the lessor thereunder, and no penalties are accrued and unpaid under any Real Property Lease.

     (e) No landlord or tenant under any Real Property Lease has exercised any option or right to cancel or terminate such Real Property Lease or shorten or lengthen the term thereof, lease additional premises, reduce or relocate the premises demised by such Real Property Lease or purchase any property. No Seller is a party to any oral lease of real property.

5.19 Related Party Transactions; Foreign Corrupt Practices
Act.

     (a)  Except as set forth on Schedule 5.19(a):

          (i) no officer or director of any Seller is currently indebted to any Seller, nor is any Seller indebted (or committed to make loans or extend or guarantee credit) to any of such individuals;

          (ii) to Sellers' Knowledge, as of the date hereof, no officer or director of any Seller has any direct or indirect ownership interest in any firm or corporation with which any Seller has a material business relationship; provided, however, that the foregoing representation in this Section 5.19(a)(ii) shall not apply in cases where an officer or director of a Seller owns stock in an amount less than 5% of the outstanding capital stock of a publicly traded company; and

          (iii) (A) there are no agreements related to the Business among any of the Sellers or among any Seller and the Seller Holding Company, (B) no Seller is currently indebted (or committed to make loans or extend or guarantee credit) to any other Seller or the Seller Holding Company, and (C) the Seller Holding Company is not currently indebted (or committed to make loans or extend or guarantee credit) to any Seller.

      (b) No Seller has, to obtain or retain any business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value in excess of Five Hundred Dollars ($500) to any Person in violation of the United States Foreign Corrupt Practices Act then in effect.

5.20 Employee Plans.

     Schedule 5.20 lists each Benefit Plan that is sponsored, maintained or contributed to or required to be contributed to by any Seller for the benefit of any Employee or former
Employee of any Seller and each Seller Benefit Plan.

5.21 Product Warranty

     Schedule 5.21 sets forth the form of Parent's standard product warranty provided to retail consumers in connection the sale of Parent's products to such consumers.

5.22 Sufficiency of Assets

      Except as set forth on Schedule 5.22, the Assets (i) except for the Excluded Assets, constitute all of the assets, tangible and intangible, of any nature whatsoever, which are used to operate and conduct the Business in the manner presently operated and conducted by Sellers, and (ii) correspond to the Financial Statements.

5.23 Disclosure

     No representation or warranty or other statement made by any Seller in this Agreement, the Ancillary Agreements or otherwise in connection with the transactions contemplated hereby contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF BUYERS AND
            LIFETIME

     Buyers and Lifetime, jointly and severally, hereby represent and warrant to each Seller as follows:

6.1  Organization.

     (a) Each Buyer is a duly organized and validly existing corporation, in good standing under the laws of the State of Delaware and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its business as now being conducted.

      (b) Lifetime is a duly organized and validly existing corporation, in good standing under the laws of the State of Delaware and has full corporate power and authority to own and/or lease all of its properties and assets, and to carry on its business as now being conducted.

6.2  No Violation.

     Subject to receipt of the consents and approvals described in Schedule 6.6, none of the execution and delivery of this Agreement by Buyers, the execution and delivery of this Agreement by Lifetime, or the consummation of the transactions contemplated hereby does or would, after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, constitute a default under, or violate the articles of incorporation or the bylaws of Buyers or Lifetime, (ii) conflict with, result in a breach of, constitute a default under, or violate any Law applicable to Buyers or Lifetime, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, modify, cancel or refuse to perform under, or require any notice under any Contract or other arrangement, including any express or implied warranty, to which Buyers or Lifetime is a party or by which it is bound or to which any of its assets is subject; except, in the case of clause (iii) above, for such conflicts that would not adversely affect the ability of Buyers or Lifetime to complete its obligations hereunder.

6.3  Enforceable Agreement.

     Each of each Buyer and Lifetime has the right, power and capacity to execute and deliver this Agreement and any other agreement entered into in connection with this Agreement and to perform its obligations under this Agreement and any other agreement entered into in connection with this Agreement to which it is a party to and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other agreement entered into in connection with this Agreement by Buyer and the performance by Buyers of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Buyers. The execution and delivery of this Agreement and any other agreement entered into in connection with this Agreement by Lifetime and the performance by Lifetime of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Lifetime. Upon execution and delivery by Sellers, this Agreement, and each other agreement entered into in connection with this Agreement will be, as of the Closing Date, duly executed and delivered by each of each Buyer and Lifetime, and will be the legal, valid, and binding agreement of each of each Buyer and Lifetime, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

6.4  No Brokers.

     Except as indicated on Schedule 6.4, neither Buyer nor Lifetime has any liability, directly or indirectly, to pay any fees, commissions or other amounts to any broker, finder or agent with respect to this Agreement or any of the transactions contemplated hereby and all such fees, commissions or other amounts due to any Person set forth on
Schedule 6.4 shall be for the account of Buyers.

6.5  Litigation and Regulatory Proceedings.

     There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Buyers or Lifetime, threatened against Buyers or Lifetime, by or before any Governmental Entity or by any third party which challenges the validity of this Agreement or which would be reasonably likely to adversely affect or restrict the ability of Buyers or Lifetime to consummate the transactions contemplated by this Agreement.

6.6  Consents and Approvals.

     Except for the approval of the Bank of New York, Inc. (as Agent for the lenders under Lifetime's credit facility) and the required regulatory approvals set forth on Schedule 6.6, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required by Buyers or Lifetime in connection with the consummation of the transactions contemplated by this Agreement by Lifetime and Buyers.

6.7  Funds.

      At the Closing, Buyers will have the funds necessary to consummate the Acquisition and pay the Purchase Price in accordance with the terms of this Agreement.

6.8  Independent Review.

     Buyers and Lifetime have conducted their own independent review and analysis of the Business and its condition, cash flow and prospects, the Assets and the Assumed Liabilities, and acknowledge that Buyers and Lifetime have been provided access to the properties, premises and records of Sellers for this purpose. In entering this Agreement, Buyers and Lifetime have relied exclusively upon their own investigation and analysis and the representations and warranties contained herein, in the Ancillary Agreements, the Seller Real Property Lease Consent Certificate, and the Seller Closing Certificate, and therefore Buyers and Lifetime:

      (a) acknowledge that they have had the opportunity to visit Sellers and meet with their officers and other representatives to discuss the Business and its condition, cash flow and prospects, the Assets and the Assumed Liabilities;

      (b) acknowledge that they have undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the Business) as they have deemed adequate;

     (c) agree, to the fullest extent permitted by Law, that except with respect to the representations and warranties contained herein, in the Ancillary Agreements, the Seller
Real Property Lease Consent Certificate, and the Seller Closing Certificate, no Seller nor any of its directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Buyer or Lifetime on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or Lifetime prior to the execution of this Agreement;

      (d)   represent that, as of the date hereof, to Buyers'
Knowledge, there is no condition or event that constitutes or may constitute a breach by any Seller of the representations and warranties set forth in Article 5; and

      (e) acknowledge that, except for the representations and warranties made expressly by Sellers in this Agreement, the Ancillary Agreements, the Seller Real Property Lease Consent Certificate, and the Seller Closing Certificate, no Seller nor any of their directors, officers, employees, Affiliates, agents or representatives has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer, Lifetime or their respective agents or representatives prior to the execution of this Agreement.

ARTICLE 7:  COVENANTS OF THE PARTIES

7.1  Further Assurances; Post-Closing Cooperation.

      (a) From and after the Closing Date, from time to time and without further consideration, each Party will execute and deliver such instruments and take such other commercially reasonable action reasonably requested by one or more of the other Parties in order to effect the transactions contemplated by this Agreement.

      (b) Following the Closing, each Party will afford each other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating solely to the Business in its possession and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting Party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any Governmental Entity, (iii) any actual or threatened legal action, or (iv) for any other legitimate or proper business purpose.

      (c) Following the Closing, Buyer will preserve and maintain all books, records and other data included in the Assets for such period that Sellers would have been required to have preserved and maintained such books, records and other data under applicable Laws, and Sellers shall have access to such books, records and other data in accordance with Section 7.1(b).

      (d) Buyer hereby grants to Seller Holding Company and the Susquehanna Pfaltzgraff Foundation and their respective successors, assigns and Affiliates a non-transferrable, non-exclusive, royalty-free license, for a period of six (6) months after the Closing Date or until the Seller Stationery (as defined below) is exhausted, whichever is shorter, to use the word "Pfaltzgraff," derivations thereof, and any Trademark (i) as a part of the legal name and any fictitious names or other similar trade names of such entities, and (ii) on stationery, form documents, packaging and other printed materials of Sellers in existence on the Closing Date (the "Seller Stationery"). For avoidance of doubt, the Parties agree that nothing herein, and no rights obtained by Buyer or Lifetime pursuant hereto, shall limit the right of members of the Appell family to use the "Pfaltzgraff" name for non-commercial purposes.

      (e) Anything herein to the contrary notwithstanding, until August 31, 2006, Parent shall (i) maintain a net worth of at least the amount of the Indemnity Cap, (ii) (A) own, free and clear of any and all Liens, liquid assets and/or (B) have entered into and be a party to a valid agreement enforceable by Parent with an entity affiliated with Parent pursuant to which such entity will provide to Parent within three (3) Business Days of a request by Parent liquid assets, which liquid assets in the aggregate shall be sufficient to permit Parent to satisfy Sellers' obligations to provide indemnification under this Agreement.

      (f) The Parties agree that, prior to the first (1st) anniversary of the Closing Date, Parent may transfer all or part of its assets to an entity controlled by a majority of the same Persons that control Seller Holding Company on the date hereof (the "New Parent") if, prior to the date of such transfer, New Parent delivers to Buyer a written document executed on behalf of New Parent that (i) notifies Buyer of the anticipated effective date of such transfer; (ii) certifies that the assets to be transferred to New Parent in such transfer are sufficient to satisfy Sellers' indemnification obligations hereunder, if the assets being transferred to New Parent are not all of the assets of Parent; and (iii) sets forth New Parent's agreement to assume all of Sellers' obligations under this Agreement, effective as of the effective time of such transfer.

7.2  Conduct of Business.

     Except with the prior written consent of Lifetime (which consent shall not be unreasonably withheld or delayed) or except as otherwise expressly permitted pursuant to this Agreement, from the date hereof and through the Closing, with respect to the Business:

     (a)  Sellers shall:

          (i) maintain their corporate existence and carry on the Business in the ordinary course in substantially the same manner as heretofore conducted and in any event in accordance with all applicable Laws;

          (ii) use   commercially   reasonable   efforts   to
               preserve intact its business organization;

          (iii) use commercially reasonable efforts to keep available the services of its Employees;

          (iv) use commercially reasonable efforts to preserve its current relationships with customers, suppliers, and other Persons with whom it has business relations with respect to the Business;

          (v) operate and maintain the Leased Real Property in the ordinary course of business;

          (vi) perform  all  covenants and obligations  under
               each   Real   Property  Lease,   License   and
               Permitted Lien;

          (vii) promptly give Buyer a copy of each notice received or sent under a Real Property Lease;
               and

          (viii) maintain their books and records in accordance with past practices.

     (b)  Sellers shall not:

          (i) sell, transfer or otherwise dispose of any Asset, other than the sale of Assets (other than Real Property Leases) in the ordinary course of business;

          (ii) create,   incur  or  assume  any  indebtedness
               secured by any Asset, other than indebtedness that will be satisfied at or prior to the Closing;

          (iii) grant, create, incur or suffer to exist any Lien, other than Permitted Liens, on any Asset (other than Real Property Leases) that did not exist on the date hereof;

          (iv) incur any liability or obligation (absolute, accrued or contingent) related to the Business or the Assets, except in the ordinary course of business consistent with past practice;

          (v) increase the rate of compensation of any of the Employees, or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of the Employees, except for increases, payments, contributions and bonuses (A) that are regularly scheduled as a result of the normal progression and advancement of Employees in the ordinary course and consistent with past practices, (B) the amounts of which have been specifically disclosed to, and approved in advance by, Buyer, or (C) that are set forth on Schedule 7.2(b)(v);

          (vi) enter into or modify (except as may be required by applicable Law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of the Employees, except in the ordinary course of business consistent with past practice;

          (vii) enter into, modify or amend, cancel, or waive any right under (A) any Contract relating to the employment or severance of an Employee, except in the ordinary course of business consistent with past practice; or
               (B) any Assumed Contract;

          (viii)      incur   any  commitments  for   capital
               expenditures  relating  to  the  Business   in
               excess   of   One  Hundred  Thousand   Dollars
               ($100,000);

          (ix) exercise  any right or option under  any  Real
               Property Lease;

          (x)  adopt   or  propose  any  amendment   to   the
               organizational documents of any Seller that could be expected to delay the consummation of the transactions contemplated hereby;

          (xi) take any action or engage in any transaction that is material to, or outside the ordinary course of, the Business;

          (xii) make any filings or registrations with any Governmental Entity, except routine filings and registrations made in the ordinary course of the Business consistent with past practice;

          (xiii) be party to any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Business;

          (xiv)       make  any  changes  in  its  accounting
               methods, principles or practices;

          (xv) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

          (xvi) take any action or omit to do any act which action or omission will cause it to breach any obligation contained in this Agreement or cause any representation or warranty of Seller not to be true and correct as of the Closing Date;

          (xvii)     demolish or materially alter any  Leased
               Real Property; or

          (xviii)    agree,  whether in writing or otherwise,
               to do any of the foregoing.

7.3  Employees.

      (a) As soon as practicable after the date hereof, Sellers shall provide Buyers with a list, as of the date hereof, Schedule 7.3(a), containing the name, position and base salary of each Employee, noting whether such Employee is not actively employed (e.g., Employees on vacation or leave of absence, including maternity, family and medical leave, sick, military (whether qualified or otherwise) or short-term disability leave). With respect to the Employees:

          (i) At least five (5) Business Days prior to the Closing Date, Buyers shall provide Parent with a list of Employees to whom neither Buyer will offer employment (the "Declined Employees");

          (ii) At least five (5) Business Days prior to the Closing Date, Buyers shall provide Parent with a list of Employees to whom a Buyer will offer employment (the "Definite Employees"), and the applicable Buyer shall offer employment to such Definite Employees effective as of the Closing Date; and

          (iii) Employees who are not identified as either Declined Employees or Definite Employees are herein called "Transitional Employees." Either Buyer may offer employment to such Transitional Employees, if any, as Buyers, in their sole discretion, shall determine at any time on or before July 29, 2005 (the "Offer Completion Date"). The Definite Employees and the Transitional Employees to whom Buyers make employment offers prior to the Offer Completion Date are herein collectively called the "Candidate Employees".

          (iv) As of the Closing Date, the number of salaried Candidate Employees, including Store managers, offered employment by Buyers collectively shall not be less than One Hundred Fifty
               (150).

          (v)  Notwithstanding   anything   herein   to   the
               contrary, Buyers shall be responsible, and shall reimburse Sellers, for all costs and liabilities associated with the employment by Sellers of the Transitional Employees incurred by any Seller between the Closing Date and the Offer Completion Date; provided, however, that Buyers shall not be responsible for any of the costs of providing health benefits under the Seller Benefit Plans to the Transitional Employees during such period of time.

          (vi) Prior to the Closing Date, Sellers shall provide Buyers and Lifetime reasonable access to the Employees, and, to the extent permitted by applicable law, such information regarding such Employees as is contained in personnel records, for purposes of permitting Buyers to determine which Employees to offer to employ. Each Buyer's offers to the Candidate Employees shall be on terms and conditions that are, in the aggregate, no less favorable than those to which the Candidate Employees are currently subject, including, without limitation, salary, incentive compensation, employee benefit plans and benefit arrangements that, in the aggregate, are at least comparable to such employee benefit plans and benefit arrangements as are currently provided to the Candidate Employees, but without regard to (A) defined benefit pension benefits and (B) post-retirement welfare benefits. Buyers shall maintain the foregoing comparable benefits for the Transferred Employees (as defined below) until the earlier of (X) the date that is one
               (1) year after the Closing Date and (Y) the date on which such Transferred Employee ceases to be employed by a Buyer or any affiliate, successor or assignee of a Buyer. Buyer's offers of employment to Candidate Employees shall be made as soon as practicable following the date hereof; provided, however, that all such offers of employment shall be made no later than (x) the Closing Date, in the case of each Definite Employee, and (y) the Offer Completion Date, in the case of each Transitional Employee to whom any Buyer makes an employment offer pursuant to Section 7.3(a)(iii).

          (vii) Those Candidate Employees who accept such offers of employment, and commence employment with a Buyer effective on or after the Closing Date (or, if applicable, upon expiration of any leave or period of absence) shall be referred to herein as "Transferred Employees."

      (b) Without limiting the generality of Section 7.3(a), each Buyer agrees that (i) such Buyer shall provide the applicable Transferred Employees and their beneficiaries with coverage under a "group health plan" (as defined in Section 4980B(g)(2) of the Code); (ii) such Buyer will cause the benefit plans applicable to the applicable Transferred Employees to recognize previous service with Sellers for the purpose of determining eligibility and vesting for succeeding benefits; (iii) such Buyer will cause its group health plan to recognize all deductibles and coinsurance payments accrued by the applicable Transferred Employees prior to the Closing Date and to waive, to the extent waived under the Seller Benefit Plans, any preexisting condition limitations for the Transferred Employees; (iv) for the remainder of the calendar year in which the Closing occurs and for the succeeding year, the vacation and holiday plan offered to the Transferred Employees shall be equal to and be in place of what the applicable Seller would have provided to such Transferred Employees had they remained employees of such Seller; and (v) such Buyer shall maintain for at least one (1) year starting on the Closing Date the same severance arrangements applicable to the Transferred Employees that were in effect immediately before the Closing Date, and Buyer shall pay severance benefits to Transferred Employees in accordance with the terms of such severance arrangements.

      (c) Buyers assume no liability with respect to, and receive no right or interest in, any Seller Benefit Plan. At the close of Business on the effective date of employment with a Buyer (the "Commencement Date"), each Transferred Employee shall cease participation in all Seller Benefit Plans, except with respect to benefits accrued as of, or claims incurred on or prior to, such date. Sellers shall provide each Transferred Employee with the following: (i) full vesting of any award or benefit under any Seller Benefit Plan where such vesting was otherwise conditioned upon the future performance of services with Seller, including under any Benefit Plan that is intended to be tax-qualified under section 401(a) of the Code and under any related non-qualified plan; and (ii) payment, prior to the Closing Date, of any annual bonus award that such Transferred Employee would have earned under Sellers' bonus program for the fiscal year in which the Closing Date occurs, assuming maximum performance was achieved, but prorated to reflect the portion of the year actually worked for a Seller. Buyers will provide Sellers with such information as is required concerning Transferred Employees in order to enable Sellers to determine whether, and if so, when, a Transferred Employee will be entitled to any benefits under any Seller Benefit Plan.

      (d) Sellers shall assume and be responsible for claims for workers compensation or for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) that are incurred by a Transferred Employee and their beneficiaries and dependents on or prior to such Transferred Employee's Commencement Date. The applicable Buyer shall be responsible for disability benefits and workers compensation benefits for each Transferred Employee employed by such Buyer for claims incurred after such Transferred Employee's
Commencement Date. For purposes of the foregoing, a medical/dental claim shall be considered incurred when the medical services are rendered or medical supplies are provided, and not when the condition arose; provided that claims relating to a hospital confinement that commences on or prior to a Transferred Employee's Commencement Date but continues thereafter shall be treated as incurred on or prior to such Commencement Date. A disability or workers compensation claim shall be considered incurred on or prior to a Commencement Date if the injury or condition giving rise to the claim occurs on or prior to such Commencement Date.

      (e)   The Sellers will not, at any time with the ninety
(90) day period ending on the Closing Date: (i) effectuate a "plant closing" or "mass layoff" (as such terms are defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) without complying fully with the notice and other requirements of the WARN Act; or (ii) effectuate any similar action without complying fully with any applicable Law or local Law requiring notice to employees in the event of a plant closing or layoff. All communications of Sellers to employees with respect to WARN Act or similar matters will be subject to approval by Buyers (which approval will not be unreasonably withheld or delayed). In addition, Sellers hereby agree to indemnify Lifetime and Buyers and to defend and hold Lifetime and Buyers harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) ("WARN Liabilities") which Lifetime or Buyers may incur in connection with any suit or claim or violation brought against Lifetime or Buyers under the WARN Act or any similar Law or local Law, which relates to any action taken by, or any failure to act by, any Seller. Each Buyer hereby agrees to indemnify Sellers and to defend and hold Sellers harmless from and against any and all WARN Liabilities which Sellers may incur in connection with any suit or claim or violation brought against any Seller under the WARN Act or any similar Law, which relates to any action taken by, or any failure to act by, such Buyer following the Closing.

     (f) Sellers shall be responsible for satisfying any and all obligations and liabilities under the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and applicable state Law to provide continuation coverage to or with respect to all employees or former employees of Sellers and their beneficiaries as a result of any "qualifying event" occurring prior to the Closing or as a result of the transactions contemplated by this Agreement.

      (g) Nothing in this Section 7.3, express or implied, shall confer upon any Transferred Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Except as set forth in this Section 7.3, nothing herein shall be construed to prevent Buyers from terminating or modifying to any extent or in any respect any benefit plan that the Buyers may establish or maintain.

      (h) Each Buyer will credit each applicable Transferred Employee with such number of unused vacation days and other paid time off accrued by such Transferred Employee prior to the Closing Date in accordance with Sellers' personnel policies applicable to such Transferred Employees on the date hereof.

7.4  Access to Operations.

     Buyers and Lifetime may, prior to the Closing Date, directly or through their representatives, review, during normal business hours and upon reasonable prior notice to Parent, the premises and books and records of Sellers relating to the Business to the extent it deems necessary or advisable to familiarize itself with such premises and other matters. Any information obtained by Buyer, Lifetime or any of their representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement (the "Confidentiality Agreement"), dated February 10, 2005, by and between Lifetime and Seller Holding Company, which agreement remains in full force and effect.

7.5  Commercially Reasonable Efforts.

       (a) The Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including their respective commercially reasonable efforts to obtain, prior to the Closing Date, all consents and approvals of Governmental Entities as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to Closing.

      (b)   Each  Party  shall have the right  to  review  in
advance and to consult with any other Party, subject to applicable Laws relating to the exchange of information, with respect to all material information submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the Parties agree to act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Parties hereto with respect to the obtaining of all material consents, registrations, approvals, permits and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the other Parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (c) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use all commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

7.6  Transfer Taxes.

     All national, federal, state, provincial or local transfer taxes in any country, including excise, sales, use, value added, real property transfer, stamp, documentary, filing, recordation, notarial and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties shall be paid by Buyers. Sellers shall be responsible for preparing all Tax Returns or other filings in connection with transfer taxes described in this Section 7.6. Buyers shall provide Sellers with such cooperation as Sellers may reasonably request in connection with the preparation, execution and filing of such Tax Returns or other filings.

7.7  Publicity.

     Except as otherwise required by Law as advised by counsel, none of the Parties shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of Sellers and Buyers to the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld or delayed.

7.8  Expenses.

     Except as otherwise set forth in this Agreement, the Parties shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, the fees and expenses of their own agents, representatives, financial advisors, accountants, appraisers and counsel.

7.9  Bulk Sales.

     Sellers and Buyers hereby waive compliance with the provisions of the "bulk sales" or similar Laws of any jurisdiction, to the extent applicable to the transactions contemplated hereby.

7.10 Applications for Buyer Licenses.

     As promptly as practicable after the execution of this Agreement, each of Buyer and Lifetime shall, as applicable, file with the relevant Governmental Entities all applications necessary to obtain the Buyer Licenses. Sellers will cooperate with Buyer and Lifetime as reasonably necessary, upon Lifetime's request and at Lifetime's expense, in the preparation and filing of such applications.

7.11 DC Leases and Flemington Lease.

      Sellers shall cause the owners of DC East, DC West and the facility to be demised by the Flemington Lease to execute and deliver the DC Leases and the Flemington Lease at the Closing. Seller's shall pay any and all brokerage commissions and fees and any transfer taxes due and payable in connection with the same.

7.12 Cooperation by Sellers.

     Sellers will cooperate with Buyers in connection with the obligations of Lifetime to file with the SEC the financial statements and pro forma financial information required to be included by it in its periodic reports and other filings (i.e., Forms 8-K, 10-K and 10-Q and registration statements filed under the Securities Act of
1933) by (i) making available to Buyers and Lifetime the relevant financial statements and records, documents, representations and information of Sellers and such of
Sellers' employees as have knowledge thereof as may reasonably be requested by Buyers and Lifetime;
(ii) instructing the independent accountants of Sellers to provide at the request of Lifetime, such opinions, consents and comfort letters with respect to such financial statements and pro forma financial information that may be required or reasonably necessary; and (iii) providing to the independent accountants of Sellers such information, records and representations as they may request for purposes of the foregoing. All fees and expenses, including the fees and expenses of independent accountants, in connection with any of the foregoing shall be paid by Buyers, or if paid by a Seller, then Buyers shall promptly reimburse such Seller for the full amount of the payment.

ARTICLE 8:  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

     The obligations of each Party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by each Buyer and by each
Seller:

8.1  Government Approvals.

     All approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

8.2  Legal Action.

     No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any federal or state court and remain in effect.

ARTICLE 9:  CONDITIONS TO THE OBLIGATIONS OF BUYERS AND
            LIFETIME

     The  obligations of Buyers and Lifetime  to  effect  the
transactions   contemplated  hereby  are   subject   to   the
satisfaction on or prior to the Closing Date of the following conditions, unless waived by Buyers and Lifetime:

9.1  Representations and Warranties of Sellers.

     The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except where such representations or warranties are made expressly as of a specific date, and then as of such date).

9.2  Performance of Obligations of Sellers.

     Sellers shall have performed in all material respects all obligations required to be performed by each of them under this Agreement on or prior to the Closing Date.

9.3  Seller Closing Certificate.

     An authorized officer of Parent shall have executed and delivered to Buyer the Seller Closing Certificate.

9.4  Ancillary Agreements

     Parent shall have executed and delivered the Transition Services Agreement and the Product Supply Agreement. Outlet shall have executed and delivered the Flemington Lease. Each of Seller Holding Company and Parent shall have executed and delivered the DC Leases, as applicable. There shall be no default by lessor under any DC Lease or the Flemington Lease (whether or not it is executed or delivered by Buyers).

9.5  Corporate Authorization.

     Buyer  shall  have  received copies  of  the  board  and
stockholder   resolutions  of  each  Seller  approving   this
Agreement and the transactions contemplated hereby, certified by appropriate officer of each Seller.

9.6  Required Consents.

     Sellers shall have notified the lessor under each Real Property lease of the proposed assignment by the lessee thereunder to Retail Sub of such Real Property Lease pursuant to this Agreement and shall have requested such lessor to consent to such assignment and not less than twenty-five percent (25%) of all of the lessors of all Real Propety Leases shall have advised Sellers that such lessors will consent to such assignment and not more than twenty-five percent (25%) of all of the lessors under all Real Property Leases shall have given Sellers any reason to believe that such lessors will not consent to such assignment and Parent shall have delivered to Buyers a certificate to such effect (the "Seller Real Property Lease Consent Certificate"). In addition, Sellers shall have obtained all consents listed on
Schedule 9.6, which shall be in form and substance reasonably acceptable to Buyer.

9.7  FIRPTA Certificates.

     Each of Parent, Investco and Outlet shall have delivered to Buyers a certificate in the form attached as Schedule 9.7.

9.8  Licenses.

      Buyers or Lifetime, as applicable, shall have applied for or obtained all material Licenses that (a) are reasonably necessary for the operation of the Business, and (b) can be obtained prior to the Closing pursuant to applicable Law (collectively, the "Buyer Licenses"); and with respect to any such License for which any Buyer or Lifetime has applied, but which has not yet been granted as of the Closing, the Governmental Entity with authority to grant such License shall not have issued any order or notice stating such Governmental Entity's intent to deny such application.

9.9  No Actions or Orders.

     No claim, action, litigation, arbitration or other proceeding shall be pending or threatened before any court or other Governmental Entity or before any other Person, and no judgment or order thereof shall be in effect that would (i) prevent consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) affect adversely the right of Buyers to own the Assets or
(iii) restrain or prohibit Buyers' ownership or operation (or that of any of their Affiliates) of all or any material portion of the Business or the Assets, or compel Buyers or any of their Affiliates to dispose of or hold separate all or any material portion of the Business or Assets or all or any material portion of the business and assets of Buyers and their Affiliates. No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement or any of the Ancillary Agreements which has any of the effects set forth in the foregoing clauses (i) through
(iii).

9.10 Purchase Order Update.

      Sellers shall have delivered to Lifetime a revised version of Schedule 5.10(c), updated as of the date that is two (2) Business Days prior to the Closing Date.

9.11 No Liens.

     Buyer shall have received evidence in form and substance satisfactory to Buyer that all Liens other than Permitted
Liens with respect to the Assets have been released.

ARTICLE 10: CONDITIONS TO THE OBLIGATIONS OF SELLERS

     The obligations of Sellers to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by all Sellers:

10.1 Representations and Warranties of Buyer and Lifetime.

     The representations and warranties of Buyer and Lifetime set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except where such representations or warranties are made expressly as of a specific date and then as of such date).

10.2 Performance of Obligations of Buyer  and Lifetime.

     Each of Buyer and Lifetime shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

10.3 Buyer Closing Certificate.

     An authorized officer of Buyer and an authorized officer of Lifetime shall have executed and delivered to Sellers the Buyer Closing Certificate.

10.4 Ancillary Agreements.

     Buyer  shall have executed and delivered the  Transition
Services  Agreement,  the Product Supply  Agreement,  the  DC
Leases and the Flemington Lease.

10.5 Corporate Authorization.

     Parent shall have received copies of the resolutions of each Buyer and of Lifetime approving this Agreement and the transactions contemplated hereby, certified by appropriate officers of Buyers and Lifetime, as applicable.

ARTICLE 11: INDEMNIFICATION

11.1 Indemnification Obligations of Sellers

     Each Seller shall jointly and severally indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages (at equity or law), whenever arising or incurred (including reasonable attorneys' fees and expenses) arising out of or relating to:

      (a) any breach or inaccuracy of any representation or warranty made by Sellers in this Agreement or any Conveyance
Document, or by Parent in the Seller Closing Certificate or the Seller Real Property Lease Consent Certificate;

       (b)    any  breach  of  any  covenant,  agreement   or
undertaking made by any Seller in this Agreement or any Conveyance Document; and

     (c)  the Excluded Liabilities.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Buyer Indemnified Parties described in this Section 11.1 as to which the Buyer Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Buyer Losses."

11.2 Indemnification Obligations of Buyer.

     Each of each Buyer and Lifetime will jointly and severally indemnify, defend and hold harmless the Seller Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages (at equity or law), whenever arising or incurred (including reasonable attorneys' fees and expenses) arising out of or relating to:

     (a)  the Assumed Liabilities;

      (b) any breach or inaccuracy of any representation or warranty made by any Buyer or Lifetime in this Agreement or any Conveyance Document, or by Lifetime in the Buyer Closing
Certificate;

       (c)    any  breach  of  any  covenant,  agreement   or
undertaking made by any Buyer or Lifetime in this Agreement or any Conveyance Document; and

      (d) any obligations or liabilities arising from and after the Closing Date as a result of the operations and activities of the Business conducted by any Buyer (or any of their Affiliates) from and after the Closing Date.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Seller Indemnified Parties described in this Section 11.2 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses."

11.3 Notice of Claims.

     The Indemnified Party shall notify Parent or Buyer, as the case may be, in writing promptly after becoming aware of any Damages which an Indemnified Party shall have determined has given rise to a claim by such Indemnified Party for indemnification under this Article 11. Such written notice (a "Claim Notice") shall include an estimate of the Damages, if known, the method of computation thereof and a reference to the specific provisions of this Agreement in respect of which indemnification is sought. As soon as practicable after the date of such Claim Notice, the Indemnified Party shall provide the Indemnifying Party or his or her agents access to all requested books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. If the Indemnifying Party expressly notifies the Indemnified Party that it does not dispute the claim or the estimated amount of Damages described in such Claim Notice, the estimated Damages in the amount specified in the Indemnified Party's Claim Notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party. Otherwise, the dispute shall be resolved, and the amount, if any, of Damages payable by the Indemnifying Party to the Indemnified Party shall be determined, in accordance with
Section 13.10 below. The provisions of this Section 11.3 do not apply to Third Party Actions.

11.4 Procedure for Third Party Claims.

      (a) If any third Person shall commence an action, claim, proceeding, arbitration or suit against any Indemnified Party with respect to any matter (a "Third Party Action") which may give rise to a claim for indemnification under this Article 11, then the Indemnified Party shall notify Parent or Buyer, as the case may be, in writing promptly after becoming aware of such Third Party Action (such notice being hereinafter called a "Third Party Action Notice"), which notice shall include a description (in reasonable detail) of the Third Party Action, an estimate of the Damages, if known, the method of computation thereof and a reference to the specific provisions of this Agreement in respect of which indemnification is sought. The Indemnifying Party will have twenty (20) days from receipt of such Third Party Action Notice to determine whether or not (i) the Indemnifying Party will, at its sole cost and expense, defend against such Third Party Action and/or (ii) the Indemnifying Party is disputing the claim for indemnity hereunder.

      (b) If, by 5:00 p.m., York, Pennsylvania time on the last day of the twenty (20) day period set forth in Section 4(a), the Indemnifying Party (i) does not respond to the Third Party Action Notice, (ii) responds to the Third Party Action Notice, but disputes the claim for indemnity hereunder and elects not to assume the defense, or (iii) responds to the Third Party Action Notice and does not dispute the claim for indemnity but elects not to assume the defense, the Indemnified Party shall have the right to defend against any such Third Party Action by appropriate proceedings or to settle or pay any such Third Party Action for such an amount as the Indemnified Party shall deem reasonably appropriate and the Indemnifying Party shall promptly pay all Damages actually resulting from the final determination of the Third Party Action in accordance with subparagraph (e) below; provided that in the case of clause (ii) of this subparagraph
(b), any right of the Indemnified Party to recover from the Indemnifying Party shall depend on the resolution of the dispute as to the right of indemnity in accordance with
Section 13.10 hereof.

      (c) If the Indemnifying Party disputes the right to indemnity, but nevertheless elects to defend against any such Third Party Action or settle or pay any such Third Party Action, any right of the Indemnified Party to recover from the Indemnifying Party shall depend on the resolution of the dispute as to the right of indemnity in accordance with
Section 13.10 hereof.

     (d) Notwithstanding anything herein to the contrary, if the Indemnifying Party notifies the Indemnified Party that it will defend against or settle any Third Party Action:

          (i) such defense or settlement shall be at the sole cost and expense of the Indemnifying Party, except for costs and expenses of the Indemnified Party's counsel, if any, pursuant to items (v) and (vi) below;

          (ii) the Indemnifying Party and its counsel shall conduct such defense or settlement at all times in good faith;

          (iii) the Indemnifying Party and its counsel shall, at the reasonable request of the Indemnified Party, provide periodic updates to the Indemnified Party in order to keep the Indemnified Party fully informed as to its conduct of such defense or settlement, and shall not compromise or settle such Third Party Action without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed) unless such settlement or compromise does not subject the Indemnified Party to any monetary liability or injunction or other equitable relief, and includes a complete release of the Indemnified Party from all liability with respect to such Third Party Action;

          (iv) the Indemnified Party shall reasonably cooperate with the Indemnifying Party, including making available to the Indemnifying Party, all relevant witnesses and pertinent documents and information and appropriate personnel;

          (v) the Indemnified Party may elect to employ its own counsel and participate in such defense or settlement at the Indemnified Party's sole cost and expense, but the control of such defense and the settlement shall rest with the Indemnifying Party;

          (vi) notwithstanding the Indemnifying Party's election to defend against or settle the Third Party Action, the Indemnified Party may, upon written notice to the Indemnifying Party, elect to employ its own counsel (who shall be reasonably acceptable to the Indemnifying Party) if the Indemnifying Party is also a Person against whom the Third Party Action is made and the Indemnified Party has been advised by counsel that (x) representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct or (y) the Indemnified Party has available to it one or more defenses or counterclaims that are inconsistent with, different from, or in addition to one or more of those that may be available to the Indemnifying Party with respect to such Third Party Action; and

          (vii) in no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to such Third Party Action without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

      (e)   Subject  to the other provisions of this  Section
11.4, if the Indemnifying Party:

          (i)  does  not  respond  to a  Third  Party  Action
               Notice by 5:00 p.m., York, Pennsylvania time on the last day of the twenty (20) day period set forth in Section 11.4(a);

          (ii) does  not  elect to defend against  any  Third
               Party Action for which it does not dispute the Indemnified Party's right to indemnity;

          (iii) does not elect to defend against any Third Party Action for which it disputes the Indemnified Party's right to indemnity, and such dispute is resolved, in accordance with
               Section 13.10, in a manner affirming the Indemnified Party's right to indemnity;

          (iv) elects  to  defend  against  any  Third  Party
               Action  for  which  it does  not  dispute  the
               Indemnified   Party's   right   to   indemnity
               hereunder; or

          (v) elects to defend against any Third Party Action for which it does dispute the right to indemnity, to the extent the dispute is resolved in a manner affirming the Indemnified Party's right to indemnity; then:

           the Damages resulting from the settlement or the final, non-appealable adjudication of such Third Party Action, or that portion thereof as to which the defense is unsuccessful, shall promptly be paid by the Indemnifying Party to the Indemnified Party.

11.5 Claims Period.

      The period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party (the "Claims Period") shall begin on the Closing Date and shall terminate on August 31, 2006; and provided further, that notwithstanding the foregoing, the Claims Period during which a claim for indemnification may be asserted with respect to
Section 5.4 shall begin on the Closing Date and shall terminate thirty (30) days after the expiration of the statute of limitations applicable thereto. Notwithstanding the foregoing, if, prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

11.6 Limitations.

      Notwithstanding anything to the contrary set forth herein:

      (a) the total amount of Damages for which all Sellers shall be collectively responsible pursuant to claims for indemnification asserted under Section 11.1(a) shall not exceed, in the aggregate, Seventeen Million Dollars ($17,000,000) (the "Indemnity Cap");

      (b) the total amount of Damages for which all Buyers and Lifetime shall be collectively responsible pursuant to claims for indemnification asserted under Section 11.2(b) shall not exceed, in the aggregate, the Indemnity Cap;

      (c) the Buyer Indemnified Parties shall have no right of indemnification hereunder unless the amount for which indemnification would otherwise be payable with respect to Buyer Losses exceeds, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount") and, in such event, such right of indemnification shall be only for Buyer Losses which, in the aggregate, are in excess of the Threshold Amount; and

      (d) the Seller Indemnified Parties shall have no right of indemnification hereunder unless the amount for which indemnification would otherwise be payable with respect to Seller Losses exceeds, in the aggregate, the Threshold Amount and, in such event, such right of indemnification shall be only for Seller Losses which, in the aggregate, are in excess of the Threshold Amount.

11.7 Investigations.

      No Party shall be entitled to indemnification hereunder for the breach or inaccuracy of any representation or warranty if such Party has knowledge of such breach at or prior to the Closing.

11.8 Offset for Insurance Recoveries and Tax Benefits.

      (a) All claims for Buyer Losses or Seller Losses hereunder shall be made net of any insurance proceeds actually recovered by the Indemnified Party claiming such indemnification. Each Indemnified Party shall diligently pursue and seek to recover any such insurance proceeds available under insurance policies under the control of such Indemnified Party.

      (b) The amount of any Buyer Losses or Seller Losses hereunder shall be net of any foreign, federal, or state or local income Tax benefit actually realized or the then-present value (based on a discount rate of 5%) of any such income Tax benefit reasonably expected to be realized by the Indemnified Party by reason of the facts and circumstances giving rise to the indemnification.

11.9 Consequential Damages.

     Except as provided in Section 11.7 hereof, no event will any Party be liable hereunder for any special, incidental, indirect or consequential damages of any kind or nature, regardless of the form of action through which such damages are sought. In no event will any Party be liable hereunder for lost profits resulting from an alleged breach of this Agreement, even if under applicable Law, such lost profits would not be considered consequential or special damages.

11.10     Exclusive Remedy.

     Except as set forth in Section 7.6 and Section 12.2, and excluding fraud, the indemnification rights provided in this
Article 11 shall be the exclusive remedy of the Indemnified Parties and their successors and assigns arising out of or relating to this Agreement, the Conveyance Documents and the transactions contemplated hereby and thereby; provided, however, that the foregoing shall not prohibit any Indemnified Party from seeking specific performance of its rights under this Agreement.

11.11     Parent Agency.

     Upon the execution of this Agreement by each of the Seller Subsidiaries, and without any further act of by any of them, Parent shall be, and hereby is, appointed as agent and attorney-in-fact for each of the Seller Subsidiaries effective upon the Closing Date, and each of the Seller Subsidiaries hereby authorizes Parent to take such action on behalf of any or all of them as Parent may in its sole discretion deem appropriate in respect of this Agreement and the transactions contemplated hereby, and to receive all notices or documents given or to be given to any of them pursuant hereto.

11.12     Tax Treatment of Indemnity Payments.

   Buyers and Sellers agree to treat, and Sellers agree to cause Seller Holding Company to treat, to the extent permitted under applicable law, indemnification payments hereunder as adjustments to the Purchase Price for tax purposes.

ARTICLE 12: TERMINATION

12.1 Termination.

     This Agreement may be terminated prior to the Closing:

     (a)  by mutual written consent of Buyers and Sellers;

     (b)  by Buyers:

          (i) if there has been a material breach by a Seller of any representation or warranty contained herein or in the due and timely performance of any covenant or agreement contained herein and Buyers have notified Parent of such breach in writing and the breach has not been cured within twenty (20) Business Days after the notice of the breach; or

          (ii) if the Closing shall not have occurred on or before December 31, 2005 by reason of the failure of any condition precedent under
               Section 8.1 or Section 8.2 (unless such failure was within the control of Buyers); or

     (c)  by a Seller:

          (i) if there has been a material breach by a Buyer of any representation or warranty contained herein or in the due and timely performance of any covenant or agreement contained herein and Seller has notified Buyers of such breach in writing and the breach has not been cured within twenty (20) Business Days after the notice of the breach; or

          (ii) if the Closing shall not have occurred on or before December 31, 2005 by reason of the failure of any condition precedent under
               Section 8.1 or Section 8.2 (unless such failure was within the control of a Seller).

12.2 Effect of Termination.

     In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective officers or directors except for obligations of Buyer under the Confidentiality Agreement, which shall survive termination. Notwithstanding the foregoing, nothing contained herein shall relieve any Party from liability for any material breach of any covenant, agreement or undertaking in this Agreement occurring prior to the termination of this Agreement.

ARTICLE 13: MISCELLANEOUS

13.1 Entire Understanding.

     This Agreement (including the Schedules and Exhibits hereto), the Confidentiality Agreement and the other agreements and instruments, the execution and delivery of which are provided for herein, constitute the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and terminate and supersede any and all prior correspondence, offering materials, agreements, arrangements and understandings, oral or written, among the Parties concerning the subject matter hereof and thereof.

13.2 Waiver and Amendment.

     No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Parties. No waiver, forbearance or failure by any Party of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party's right to enforce any other provision of this Agreement or a continuing waiver by such Party of compliance with any provision.

13.3 Headings.

     The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

13.4 Counterparts.

     This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

13.5 Interpretation.

     The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

13.6 Notices.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been delivered and received (a) three (3) business days after having been mailed in a general or branch post office and enclosed in a registered or certified post-paid envelope; or (b) if personally delivered, or if delivered by overnight mail or courier service, when actually received by the Party to whom the notice is sent (or upon confirmation of such receipt received by sending Party); in each case, to the address of the respective Party stated below or to such other changed addresses as such Party may have fixed by notice as provided herein:

     If to any Seller:   The Pfaltzgraff Co.
                         140 East Market Street
                         York, Pennsylvania  17401
                         United States of America
                         Fax:  +1 (717) 771-1440
                         Attn:  Craig W. Bremer, Esq.

     with a copy to:     Venable LLP
                         1800 Mercantile Bank & Trust Building
                         Two Hopkins Plaza
                         Baltimore, MD  21201
                         United States of America
                         Fax:  +1 (410) 244-7742
                         Attn:  Michael J. Baader, Esq.

     If to a Buyer or
     Lifetime:           Lifetime Brands, Inc.
                         1 Merrick Ave.
                         Westbury, NY 11590
                         Fax:  (516) 683-6006
                         Attn: Ronald Shiftan, Vice Chairman

     with a copy to:     Samuel B. Fortenbaugh III, Esq.
                         1211 Avenue of the Americas, 27th Floor
                         New York, NY 10036
                         Fax: (212) 596-3391

13.7 Assignment; Successors in Interest.

     No assignment or transfer by any Party of such Party's rights and obligations under this Agreement will be made except with the prior written consent of the other Parties to this Agreement; provided that Buyers shall, without the obligation to obtain the prior written consent of any other Party to this Agreement, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to one (1) or more wholly-owned subsidiaries of a Buyer, but any such assignment shall not relieve the assigning Buyer of any of its obligations or duties hereunder. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

13.8 Construction.

     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

13.9 Controlling Law.

     This  Agreement  will be governed by and  construed  and
enforced  in  accordance  with  the  internal  laws  of   the
Commonwealth of Pennsylvania without regard to choice of law principles.

13.10     Dispute Resolution; Jurisdiction; Specific
Performance.

     (a) If a dispute arises out of this Agreement or any of the other agreements and instruments, the execution and delivery of which are provided for herein, or a breach of any of the foregoing, and if the dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation in York, Pennsylvania administered by the American Arbitration Association under its Commercial Mediation Procedures (the "CMP") before resorting to another dispute resolution procedure. Promptly upon written notice (a "Mediation Notice") from one Party (the "Claimant") to the other Party (the "Respondent") of the Claimant's desire to initiate mediation, the Claimant and Respondent shall jointly select a single mediator who shall have the authority to conduct such mediation. If the Claimant and Respondent are unable to agree within ten (10) days after delivery of a Mediation Notice to Respondent, the mediator shall be selected by a judge sitting on the Court of Common Pleas for York County, Pennsylvania. Notwithstanding anything in the CMP to the contrary, the expenses of the mediation shall be borne equally by the parties to the mediation, provided, however, that each party shall pay for and bear the cost of its own experts, evidence and legal counsel.

     (b) Each of the Parties hereby irrevocable consents and agrees that all Legal Disputes that are not resolved through mediation in accordance with Section 13.10(a) shall be brought only to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania or the federal courts located in the Commonwealth of Pennsylvania. The Parties agree that, after a Legal Dispute is before a court as specified in this Section 13.10(b) and during the pendency of such Legal Dispute before such court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that such Party is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court or that such Party's property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding described in this Section 13.10 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

      (c) The Parties agree that the remedies at law of any Party for any actual or threatened breach of this Agreement would be inadequate and that the Parties shall be entitled to specific performance of this Agreement, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of any of the covenants in this Agreement, or both, in addition to any damages and legal expenses which a Party may be legally entitled to recover.

13.11     No Third Party Beneficiaries.

     Except as specifically provided herein, this Agreement shall not confer any rights of remedies on any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article 11 above concerning indemnification are intended for the benefit of the Persons specified therein and their respective legal representatives.

13.12     Lifetime Guarantee of Buyer Obligations.

     Lifetime agrees to take all action necessary to cause Buyers to perform all of their agreements, covenants and obligations under this Agreement. Lifetime unconditionally guarantees to Sellers the full and complete performance by Buyers solely of their pre-Closing and Closing Date obligations under this Agreement. Lifetime hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Buyers, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 13.12.

   The remainder of this page is left blank intentionally.
               Signatures follow on next page.
     IN WITNESS WHEREOF, the Parties have each executed and delivered this Asset Purchase Agreement as of the day and year first above written.

                       PFZ ACQUISITION CORP.


                       By:
                       Name:
                       Title:

                       PFZ OUTLET RETAIL, INC.


                       By:
                       Name:
                       Title:

                       LIFETIME BRANDS, INC.


                       By:
                       Name:
                       Title:

              Signatures continue on next page

                       THE PFALTZGRAFF CO.


                       By:
                       Name:
                       Title:

                       PFALTZGRAFF INVESTMENT CO.


                       By:
                       Name:
                       Title:

                       THE PFALTZGRAFF OUTLET CO.


                       By:
                       Name:
                       Title:

                       THE PFALTZGRAFF MANUFACTURING CO.


                       By:
                       Name:
                       Title:



                          BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is made and entered into effective as of _________ ___, 2005, by and between ______________________________, a ____________ corporation
("Buyer"),  and  ______________________________,  a  ____________
corporation ("Seller").

      WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement (the "Purchase Agreement") made and entered into as of the 17th day of June, 2005, by and among, (a) on one hand, THE PFALTZGRAFF CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, THE PFALTZGRAFF MANUFACTURING CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, PFALTZGRAFF INVESTMENT CO., a corporation organized under the laws of the State of Delaware, and THE PFALTZGRAFF OUTLET CO., a corporation organized under the laws of the State of Maryland; and (b) on the other hand, LIFETIME BRANDS, INC., a corporation organized under the laws of Delaware, PFZ ACQUISITION CORP., a corporation organized under the laws of Delaware, and PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware. All capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Purchase Agreement, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, effective as of the Closing (as defined in the Purchase Agreement), all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller used, or held for use primarily in the Business, including, without limitation, the assets described on Schedule A annexed hereto and incorporated herein by this reference.

      Nothing in this Bill of Sale shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which survive the execution and delivery of this Bill of Sale as provided and subject to the limitations set forth in the Purchase Agreement. If any conflict exists between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

      The Seller agrees that from time to time at the Buyer's request, the Seller will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably required to carry out the purposes of this Bill of Sale

      This Bill of Sale shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereunder.

       This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     The remainder of this page is left blank intentionally.
                 Signatures follow on next page.
     IN WITNESS WHEREOF, Seller and Buyer have executed this Bill of Sale as of the date first set forth hereinabove.

                       [SELLER]:

                       By:
                       Name:
                       Title:




Commonwealth of Pennsylvania  )
                              )    ss.:
County of York                )

On   this   ______  day  of  _____________,  2005,   before   me,
______________________________,        personally        appeared
_________________,  _______________ of _____________,  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.
__________________________________________
                              Notary Public




Accepted:

[BUYER]:

By:
Name:
Title:

                           SCHEDULE A
                         TO BILL OF SALE

                      [insert description]

               ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into effective as of _________ ___, 2005, by and between ______________________________, a ____________
corporation  ("Buyer"),  and  ______________________________,   a
____________ corporation ("Seller").

      WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement (the "Purchase Agreement") made and entered into as of the 17th day of June, 2005, by and among, (a) on one hand, THE PFALTZGRAFF CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, THE PFALTZGRAFF MANUFACTURING CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, PFALTZGRAFF INVESTMENT CO., a corporation organized under the laws of the State of Delaware, and THE PFALTZGRAFF OUTLET CO., a corporation organized under the laws of the State of Maryland; and (b) on the other hand, LIFETIME BRANDS, INC., a corporation organized under the laws of Delaware, PFZ ACQUISITION CORP., a corporation organized under the laws of Delaware, and PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware. All capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Purchase
Agreement:

      1. Effective as of the Closing, Seller hereby assigns, transfers coveys and delegates to Buyer and Buyer hereby assumes and agrees to pay, perform, discharge or otherwise satisfy in accordance with their respective terms, all of the Assumed Liabilities associated with the Assets conveyed to the Buyer pursuant to the to that certain Bill of Sale, dated as of the date hereof, by Seller. Except for the Assumed Liabilities assumed herein, Buyer does not assume, agree to pay or satisfy or have any responsibility or obligation whatsoever for any debts, liabilities or obligations of Seller.

       2. Nothing in this Assignment shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which shall survive the execution and delivery of this Assignment as provided in, and subject to the
limitations  set  forth  in,  the  Purchase  Agreement.   If  any
conflict exists between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

      This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereunder.

     This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     The remainder of this page is left blank intentionally.
                 Signatures follow on next page.
      IN  WITNESS  WHEREOF, Seller and Buyer have  executed  this
Assignment and Assumption Agreement as of the date first set forth hereinabove.

                       [SELLER]:

                       By:
                       Name:
                       Title:





Commonwealth of Pennsylvania  )
                              )    ss.:
County of York                )

On   this   ______  day  of  _____________,  2005,   before   me,
______________________________,        personally        appeared
_________________,  _______________ of _____________,  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.
__________________________________________
                              Notary Public




Accepted:

[BUYER]:

By:
Name:
Title:

                           SCHEDULE A
             TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                      [insert description]


               ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made and entered into effective as of _________ ___, 2005, by and between ______________________________, a ____________
corporation  ("Buyer"),  and  ______________________________,   a
____________ corporation ("Seller").

      WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement (the "Purchase Agreement") made and entered into as of the 17th day of June, 2005, by and among, (a) on one hand, THE PFALTZGRAFF CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, THE PFALTZGRAFF MANUFACTURING CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, PFALTZGRAFF INVESTMENT CO., a corporation organized under the laws of the State of Delaware, and THE PFALTZGRAFF OUTLET CO., a corporation organized under the laws of the State of Maryland; and (b) on the other hand, LIFETIME BRANDS, INC., a corporation organized under the laws of Delaware, PFZ ACQUISITION CORP., a corporation organized under the laws of Delaware, and PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware; and

      WHEREAS, Seller is a party to those leases described on Schedule A annexed hereto and incorporated herein by this reference (the "Transferred Leases").

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Purchase
Agreement:

      1. Seller hereby assigns, transfers and sets over unto Buyer, effective as of the Effective Time (as defined in the Purchase Agreement), all of Seller's right, title and interest in and to (i) the Transferred Leases and (ii) all security deposits heretofore made by Seller pursuant to the Transferred Leases.

      2. Buyer hereby accepts the foregoing assignment and agrees to perform all of the terms and conditions of the Transferred Leases to be performed on the part of Seller, and assumes all of the liabilities and obligations of Seller under the Transferred Leases arising or accruing at or after the Effective Time.

      This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereunder.

     This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

      Nothing in this Assignment shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which shall survive the execution and delivery of this Assignment as provided in, and subject to the limitations set forth in, the Purchase Agreement. If any conflict exists between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.
     IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment and Assumption of Leases as of the date first set forth hereinabove.

                       [SELLER]:

                       By:
                       Name:
                       Title:




Commonwealth of Pennsylvania  )
                              )    ss.:
County of York                )

On   this   ______  day  of  _____________,  2005,   before   me,
______________________________,        personally        appeared
_________________,  _______________ of _____________,  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.
__________________________________________
                              Notary Public




Accepted:

[BUYER]:

By:
Name:
Title:

                           SCHEDULE A
             TO ASSIGNMENT AND ASSUMPTION OF LEASES

                      [insert description]


                      ASSIGNMENT OF TRADEMARKS

      THIS ASSIGNMENT OF TRADEMARKS (this "Assignment of Trademarks") is made as of the ______ day of ___________, 2005, THE PFALTZGRAFF CO., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Parent"), THE PFALTZGRAFF MANUFACTURING CO., a
corporation organized under the laws of the Commonwealth of Pennsylvania ("Manufacturing"), PFALTZGRAFF INVESTMENT CO., a corporation organized under the laws of the State of Delaware ("Investco"), and THE PFALTZGRAFF OUTLET CO., a corporation organized under the laws of the State of Maryland (together with Parent, Manufacturing and Investco, collectively the "Assignors"), to PFZ
ACQUISITION CORP., a corporation organized under the laws of the State of Delaware ("Assignee").

     WHEREAS, Assignee and Assignors are parties to an Asset Purchase Agreement (the "Agreement"), dated as of June 17, 2005, by and among, on one hand, Assignors, and on the other hand, LIFETIME BRANDS, INC., a corporation organized under the laws of Delaware, PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware, and Assignee; and

      WHEREAS, in accordance with the Agreement, Assignors desire to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignors' respective worldwide right, title and interest in and to all of Assignors' Trademarks (as defined in the Agreement), including without limitation the
Trademarks listed in Schedule A annexed hereto and incorporated herein by this reference.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignors' worldwide right, title and interest in, to and under the Trademarks, , and all rights to sue for past infringement of any Trademark, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignors had this Assignment not been made.

      Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Trademarks shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereunder.

      This Assignment of Trademarks may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

      Nothing in this Assignment of Trademarks shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which shall survive the execution and delivery of this Assignment of Trademarks as provided in, and subject to the limitations set forth in, the Purchase Agreement. If any conflict exists between the terms of this Assignment of Trademarks and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

 The remainder of this page is left blank intentionally. Signatures follow on next page.
      IN WITNESS WHEREOF, each Assignor and the Assignee has caused its duly authorized officer to execute this Assignment as of date first set forth hereinabove.

                       THE PFALTZGRAFF CO.:

                       By:
                       Name:
                       Title:


                       PFALTZGRAFF INVESTMENT CO.:

                       By:
                       Name:
                       Title:


                       THE PFALTZGRAFF OUTLET CO.:

                       By:
                       Name:
                       Title:


                       THE PFALTZGRAFF MANUFACTURING CO.:

                       By:
                       Name:
                       Title:


Commonwealth of Pennsylvania  )
                              )    ss.:
County of York                )

On   this   ______   day   of   _____________,   2005,   before   me,
______________________________,          personally          appeared
_________________,   _______________   of   The   Pfaltzgraff    Co.,
_________________,  _______________ of The Pfaltzgraff  Manufacturing
Co., _________________, _______________ of Pfaltzgraff Investment Co.
and _________________, _______________ of The Pfaltzgraff Outlet Co.,
each personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.
__________________________________________
                              Notary Public

Accepted:

PFZ ACQUISITION CORP.:

By:
Name:
Title:

                           SCHEDULE A
                   TO ASSIGNMENT OF TRADEMARKS

Registered Trademarks

Trademark               U.S. Registration No.      Registration Date




Pending Trademark Applications

Trademark               U.S. Serial No.            Application Date





                      ASSIGNMENT OF COPYRIGHTS

      THIS ASSIGNMENT OF COPYRIGHTS (this "Assignment of Copyrights") is made as of the ______ day of ___________, 2005, by THE PFALTZGRAFF CO., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Parent"), THE PFALTZGRAFF MANUFACTURING CO., a
corporation organized under the laws of the Commonwealth of Pennsylvania ("Manufacturing"), PFALTZGRAFF INVESTMENT CO., a corporation organized under the laws of the State of Delaware ("Investco"), and THE PFALTZGRAFF OUTLET CO., a corporation organized under the laws of the State of Maryland (together with Parent, Manufacturing and Investco, collectively the "Assignors"), to PFZ
ACQUISITION CORP., a corporation organized under the laws of the State of Delaware ("Assignee").

     WHEREAS, Assignee and Assignors are parties to an Asset Purchase Agreement (the "Agreement"), dated as of June 17, 2005, by and among, on one hand, Assignors, and on the other hand, LIFETIME BRANDS, INC., a corporation organized under the laws of Delaware, PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware, and Assignee; and

      WHEREAS, in accordance with the Agreement, Assignors desire to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignors' respective worldwide right, title and interest in and to all of Assignors' Copyrights (as defined in the Agreement), including without limitation the
Copyrights listed in Schedule A annexed hereto and incorporated herein by this reference.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignors' worldwide right, title and interest in, to and under the Copyrights, and all rights to sue for past infringement of any Copyright, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignors had this Assignment not been made.

      Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Copyrights shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereunder.

      This Assignment of Copyrights may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

      Nothing in this Assignment of Copyrights shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which shall survive the execution and delivery of this Assignment of Copyrights as provided in, and subject to the limitations set forth in, the Purchase Agreement. If any conflict exists between the terms of this Assignment of Copyrights and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

 The remainder of this page is left blank intentionally. Signatures follow on next page.
      IN WITNESS WHEREOF, each Assignor and the Assignee has caused its duly authorized officer to execute this Assignment as of date first set forth hereinabove.

                       THE PFALTZGRAFF CO.:

                       By:
                       Name:
                       Title:


                       PFALTZGRAFF INVESTMENT CO.:

                       By:
                       Name:
                       Title:


                       THE PFALTZGRAFF OUTLET CO.:

                       By:
                       Name:
                       Title:


                       THE PFALTZGRAFF MANUFACTURING CO.:

                       By:
                       Name:
                       Title:


Commonwealth of Pennsylvania  )
                              )    ss.:
County of York                )

On   this   ______   day   of   _____________,   2005,   before   me,
______________________________,          personally          appeared
_________________,   _______________   of   The   Pfaltzgraff    Co.,
_________________,  _______________ of The Pfaltzgraff  Manufacturing
Co., _________________, _______________ of Pfaltzgraff Investment Co.
and _________________, _______________ of The Pfaltzgraff Outlet Co.,
each personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.
__________________________________________
                              Notary Public

Accepted:

PFZ ACQUISITION CORP.:

By:
Name:
Title:

                           SCHEDULE A
                   TO ASSIGNMENT OF COPYRIGHTS

Registered Copyrights

Copyright     Author(s)     U.S. Registration No.    Registration Date




Pending Copyright Applications

Copyright        Author(s)      Application No.     Application Date




                     ASSIGNMENT OF DOMAIN NAMES

     THIS ASSIGNMENT OF DOMAIN NAMES (this "Assignment") is made as of the ______ day of ___________, 2005, by and between
______________________________,    a     ____________     corporation
("Assignor"),  and  ______________________________,  a   ____________
corporation ("Assignee").

     WHEREAS, Assignee and Assignor are parties to that certain Asset Purchase Agreement (the "Purchase Agreement") made and entered into as of the 17th day of June, 2005, by and among, (a) on one hand, THE PFALTZGRAFF CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, THE PFALTZGRAFF MANUFACTURING CO., a corporation organized under the laws of the Commonwealth of Pennsylvania, PFALTZGRAFF INVESTMENT CO., a corporation organized under the laws of the State of Delaware, and THE PFALTZGRAFF OUTLET CO., a corporation organized under the laws of the State of Maryland; and (b) on the other hand, LIFETIME BRANDS, INC., a corporation organized under the laws of Delaware, PFZ ACQUISITION CORP., a corporation organized under the laws of Delaware, and PFZ OUTLET RETAIL, INC., a corporation organized under the laws of Delaware; and

     WHEREAS, Assignor is the owner of the registered domain names listed on Schedule A annexed hereto and incorporated herein by this reference (the "Domain Names") and the goodwill symbolized thereby.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

     1. Assignor hereby transfers and assigns to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor's worldwide right, title and interest in and to the Domain Names, and all rights to sue for past infringement of any Domain Name, and for the use and benefit of Assignee's successors, assigns and legal representatives.

     2. Assignor hereby agrees and promises that it, as well as its successors and assigns, will execute and deliver any and all documents and information that are necessary for the Assignee to register the aforesaid Domain Names.

      3. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereunder.

       4.     This  Assignment  may  be  executed  in  two  or   more
counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

      5. Nothing in this Assignment shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which shall survive the execution and delivery of this Assignment as provided in, and subject to the limitations set forth in, the Purchase Agreement. If any conflict exists between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

 The remainder of this page is left blank intentionally. Signatures follow on next page.
     IN WITNESS WHEREOF, the Assignor and the Assignee have each caused its duly authorized officer to execute this Assignment as of date first set forth hereinabove.

                       [ASSIGNOR]:

                       By:
                       Name:
                       Title:




Commonwealth of Pennsylvania  )
                              )    ss.:
County of York                )

On   this   ______   day   of   _____________,   2005,   before   me,
______________________________,          personally          appeared
_________________, _______________ of _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.
__________________________________________
                              Notary Public


Accepted:

[ASSIGNEE].:

By:
Name:
Title:


                             SCHEDULE A
                    TO ASSIGNMENT OF DOMAIN NAMES


                           [to be listed]

                       SCHEDULE 1.1(d)
                     NET WORKING CAPITAL


"Net Working Capital" means the following, as set forth on a consolidated balance sheet of Parent:

     (a)  The sum of:

          (i) trade accounts receivable, less reserves for bad debts, returns and allowances,

          (ii) Seller Inventory, less a LIFO reserve, reserves for obsolescence, shrinkage and FIFO valuation, and a lower of cost or market adjustment, and

          (iii)     other current assets;

     (b)  less:

          (i)  trade accounts payable, and

          (ii) accrued liabilities.

Notwithstanding anything herein to the contrary, Net Working
Capital shall not include any assets or liabilities associated with the Designated Stores.

                       SCHEDULE 1.1(f)
                     SELLERS' KNOWLEDGE


Marsha Everton
Michael Sibol
Craig Bremer
                       SCHEDULE 1.1(g)
                      BUYERS' KNOWLEDGE


Ronald Shiftan
Robert McNally
Jeffrey Siegel

                        SCHEDULE 9.7

                CERTIFICATION PROVIDED UNDER
               TREASURY REGULATIONS  1.1445-2


     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [INSERT NAME OF TRANSFEROR - PARENT, INVESTCO, MANUFACTURING OR OUTLET, AS APPROPRIATE], the undersigned hereby certifies the following on behalf of [INSERT NAME OF TRANSFEROR]:

     1. [INSERT NAME OF TRANSFEROR] is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue
Code and Income tax Regulations);

     2. [INSERT NAME OF TRANSFEROR] is not a disregarded entity as defined in Treasury Regulations 1.1445-
2(b)(2)(iii);

     3. [INSERT NAME OF TRANSFEROR]'s U.S. employer identification number is ___________; and

     4.  [INSERT NAME OF TRANSFEROR]'s office address is
_______________________________________________________.

     [INSERT NAME OF TRANSFEROR] understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of [INSERT NAME OF TRANSFEROR].

                                        ___________________
                                        [NAME]
                                        [TITLE]
                                        [DATE]